UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

SCHEDULE 14A

__________________

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.       )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Stewart Information Services Corporation
(Name of Registrant as Specified In Its Charter)

________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

STEWART INFORMATION SERVICES CORPORATION
1360 Post Oak Boulevard, Suite 100
Houston, Texas 77056

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 8, 2024

Notice is hereby given that Stewart Information Services Corporation, a Delaware corporation, will hold its 2024 Annual Meeting on Wednesday, May 8, 2024, at 8:30 a.m., Central Time. This year’s Annual Meeting will be a completely virtual meeting of stockholders, conducted solely online. There is no physical location for the Annual Meeting. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting meetnow.global/MHW52ST and using the 15-digit control number provided on your Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card which are being delivered (by postal service or e-mail) to you on or around March 26, 2024. Details regarding how to participate in the meeting online and the business to be conducted at the Annual Meeting are more fully described in the accompanying proxy statement. This meeting is being held for the following purposes:

(1)    To elect ten directors to the Stewart Information Services Corporation Board of Directors;

(2)    To approve an advisory resolution regarding the compensation of Stewart Information Services Corporation’s named executive officers;

(3)    To ratify the appointment of KPMG LLP as Stewart Information Services Corporation’s independent auditors for 2024;

(4)    To approve an amendment to the Stewart Information Services Corporation 2020 Incentive Plan; and

(5)    To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

In addition to the foregoing, the Annual Meeting will include the transaction of such other business as may properly come before the Annual Meeting, or any adjournment(s), continuation(s), rescheduling(s) or postponement(s) thereof.

The holders of record of Stewart Information Services Corporation Common Stock at the close of business on March 11, 2024, will be entitled to vote at the Annual Meeting.

As permitted by the Securities and Exchange Commission rules, the Company will furnish 2024 proxy materials over the Internet. On or around March 26, 2024, we are delivering (by postal service or e-mail) to most of our stockholders the Notice instead of a paper copy of our proxy materials, which includes the Notice of Annual Meeting, our Proxy Statement, our 2023 Annual Report and a proxy card or voting instruction form. The Notice contains instructions on how to access those documents on the Internet and how to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials. All stockholders who do not receive the Notice will receive a paper copy of the proxy materials by postal service or by e-mail. If you receive a paper copy of our proxy materials, you can cast your vote by completing the enclosed proxy card and returning it in the postage-prepaid envelope provided, or by utilizing the telephone or Internet voting systems. Returning a signed proxy card or submitting a proxy over the Internet or by telephone will not affect your right to vote at the virtual Annual Meeting. Please submit your proxy promptly to avoid the expense of additional proxy solicitation.

By Order of the Board of Directors,

Elizabeth K. Giddens
March 26, 2024	Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING TO BE HELD MAY 8, 2024

The proxy statement for the 2024 Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available free of charge at:
For registered holders: www.envisionreports.com/STC
For beneficial holders: www.edocumentview.com/STC

IMPORTANT

You are cordially invited to attend the 2024 Annual Meeting online. YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the virtual Annual Meeting, please vote as soon as possible. As an alternative to voting at the 2024 Annual Meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing a completed proxy card. For detailed information regarding voting instructions, please refer to the section entitled “How You Can Vote” on page 4 of the proxy statement. You may revoke a previously delivered proxy at any time prior to the 2024 Annual Meeting. If you are a registered holder and decide to attend the 2024 Annual Meeting and wish to change your proxy vote, you may do so automatically by voting at the Annual Meeting.

i

STEWART INFORMATION SERVICES CORPORATION
1360 Post Oak Boulevard, Suite 100
Houston, Texas 77056
(713) 625-8100

PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 8, 2024

EXECUTIVE SUMMARY

Except as otherwise specifically noted, the “Company,” “Stewart,” “we,” “our,” “us,” and similar words in this proxy statement refer to Stewart Information Services Corporation. This proxy statement and the accompanying materials are being made available to Stewart Information Services Corporation stockholders beginning on or about March 26, 2024. This proxy statement contains information on the matters to be presented at our 2024 Annual Meeting of Stockholders to be held on May 8, 2024, to assist you in voting your shares. You should read the entire proxy statement carefully before voting. This executive summary highlights selected information throughout this proxy statement.

2024 Annual Meeting Information

DATE AND TIME	PLACE	RECORD DATE
8:30 AM CT Wednesday, May 8, 2024	Virtual; meetnow.global/MHW52ST	March 11, 2024

MATTERS TO BE VOTED ON AT OUR 2024 ANNUAL MEETING

Board Recommendation
Proposal 1:	Election of Directors	FOR each director
Proposal 2:	Advisory Vote on Executive Compensation (Say on Pay)	FOR
Proposal 3:	Ratification of the Appointment of KPMG LLP as our Independent Auditors for 2024	FOR
Proposal 4:	Approval of the First Amendment to the 2020 Stewart Information Services Corporation 2020 Incentive Plan	FOR

Stewart Information Services Corporation is furnishing this proxy statement to our stockholders in connection with the solicitation by our board of directors (the “Board” or the “Board of Directors”) of proxies for the 2024 Annual Meeting of stockholders we are holding on Wednesday, May 8, 2024, at 8:30 a.m., Central Time (the “2024 Annual Meeting”), or for any adjournment(s) of that meeting.

As permitted by the Securities and Exchange Commission (“SEC”), we are providing most of our stockholders with access to our proxy materials over the Internet rather than in paper form. Accordingly, on or about March 26, 2024, we will deliver (by postal service or e-mail) to most stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy materials over the Internet and mail printed copies of the proxy materials to the rest of our stockholders. If you receive the Notice by mail, you will not receive a printed copy of the proxy materials by postal delivery. Instead, the Notice instructs you on how to access and review all the important information contained in this proxy statement and our 2023 Annual Report to Stockholders. The Notice also instructs you on how to submit your proxy via the Internet. If you receive the Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Notice.

Record Date; Voting Rights; and Outstanding Shares

At the close of business on March 11, 2024 (the “Record Date”), 27,626,289 shares of our Common Stock were outstanding and entitled to vote, and only the holders of record on the Record Date may vote at the 2024 Annual Meeting. A quorum will exist if a majority of Common Stock issued and outstanding and entitled to vote, are present in person or represented by proxy. We will count the shares held by each stockholder who is present in person or represented by proxy at the meeting to determine the presence of a quorum at the meeting. Virtual attendance at our 2024 Annual Meeting constitutes presence in person for purposes of a quorum at the 2024 Annual Meeting. We will count broker non-votes and abstentions as being present at the Annual Meeting for purposes of determining whether a quorum exists.

Each holder of our Common Stock will be entitled to cast one vote per share for or against each of the director nominees.

Unless there are director nominees other than those nominated by the Board of Directors, a director nominee will be elected as a director if the votes cast for his or her election exceed votes cast against his or her election. In this case, any director nominee who does not receive a majority of votes cast “FOR” his or her election would be required to tender his or her resignation following the failure to receive the required vote. For the 2024 Annual Meeting, the number of director nominees equals the number of directors to be elected, so this voting standard will apply. Pursuant to the Company’s By-Laws, if the Secretary of the Company had determined that the number of director nominees exceeded the number of directors to be elected as of the date seven days prior to the scheduled mail date of this proxy statement, a plurality voting standard would apply and a director nominee receiving a plurality of votes cast would be elected as a director. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. For the purpose of electing directors, broker non-votes and abstentions are not treated as a vote cast affirmatively or negatively, and therefore will not affect the outcome of the election of directors. If your properly executed proxy does not specify how you want your shares voted, the shares represented by your proxy will be voted “FOR” each of the director nominees proposed by the Company.

Our stockholders will vote on the approval of the advisory resolution regarding the compensation of our named executive officers. Approval of this proposal requires the affirmative vote of the majority of the shares voted on this proposal at the 2024 Annual Meeting. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Broker non-votes and abstentions will not be considered in determining the results of the voting for this proposal. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, the shares represented by your proxy will be voted “FOR” the approval of this proposal.

Our stockholders will vote on the ratification of the appointment of KPMG LLP as our independent auditors for 2024. The ratification of this proposal requires the affirmative vote of a majority of the shares voted on this proposal at the 2024 Annual Meeting. Under New York Stock Exchange (“NYSE”) rules, the approval of our independent auditors is considered a routine matter, which means that brokerage firms may vote in their discretion on this proposal if the beneficial owners do not provide the brokerage firms with voting instructions. Abstentions, which will be counted as shares present for purposes of determining a quorum, will not be considered in determining the results of the voting for this proposal. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, the shares represented by your proxy will be voted “FOR” the approval of this proposal.

Our stockholders will vote on the approval of an amendment to the Stewart Information Services Corporation 2020 Incentive Plan (“Incentive Plan”). A summary of key terms of the amendment is provided in Proposal 4 on page 52. Approval of this proposal requires the affirmative vote of the majority of the shares voted on this proposal at the 2024 Annual Meeting. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Abstentions and broker non-votes will not be considered in determining the results of the voting for this proposal. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, the shares represented by your proxy will be voted “FOR” the approval of this proposal.

Whether or not you plan to attend the 2024 Annual Meeting, and whatever the number of shares you own, if you received proxy materials by mail please complete, sign, date and promptly return the enclosed proxy card. Please use the accompanying envelope, which requires no postage if mailed in the United States. You may also vote your shares by telephone or Internet by following the instructions on the enclosed proxy card. Please note, however, that if you wish to vote in person at the 2024 Annual Meeting and your shares are held of record by a broker, bank or other nominee, you must obtain a “legal” proxy issued in your name from that record holder.

If a proxy is duly granted and returned over the Internet, by telephone or by mailing a proxy card in the accompanying form, the shares represented by the proxy will be voted as directed. Unless you specify otherwise, the shares represented by your proxy will be voted (i) for the ten Board of Directors’ nominees proposed by the Company listed therein, (ii) for the approval of the advisory resolution regarding the compensation of Stewart Information Services Corporation’s named executive officers, (iii) for the ratification of KPMG LLP as Stewart Information Services Corporation’s independent auditors for 2024, and (iv) for the approval of the First Amendment to the Stewart Information Services Corporation 2020 Incentive Plan.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote:

•        FOR the ten nominees for director proposed by the Company (Proposal 1);

•        FOR the approval of the advisory resolution regarding the compensation of Stewart Information Services Corporation’s named executive officers (Proposal 2);

•        FOR the ratification of KPMG LLP as Stewart Information Services Corporation’s independent auditors for 2024 (Proposal 3); and

•        FOR the approval of the First Amendment to the Stewart Information Services Corporation 2020 Incentive Plan (Proposal 4).

Revocation of Proxies

You may revoke or change a previously delivered proxy at any time prior to its exercise at the 2024 Annual Meeting by the following methods:

•        if you voted by Internet or telephone, by subsequent voting via the Internet or by telephone;

•        by voting your shares electronically during the online 2024 Annual Meeting by using the “Cast Your Vote” link on the meeting site;

•        if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions; or

•        mailing your request to our Secretary at Stewart Information Services Corporation, 1360 Post Oak Boulevard, Suite 100, Houston, Texas 77056, specifying such revocation, so that it is received no later than 4:00 p.m. Central Time, on May 7, 2024.

How You Can Vote

You may vote by attending the 2024 Annual Meeting which is being held virtually and voting at the meeting, or you may vote by submitting a proxy. If you are the record holder of your stock, you may submit your proxy via the Internet, by telephone or through the mail.

To vote via the Internet, follow the instructions on the Notice or go to the Internet address stated on your proxy card. To vote by telephone, call the number on your proxy card. If you receive only the Notice, you may follow the procedures outlined in the Notice, which contains instructions on how to vote via the Internet or receive a paper proxy card to vote by mail. Internet and telephone voting for Common Stock are available through 11:59 p.m. Eastern Time on May 7, 2024.

As an alternative to voting by telephone or via the Internet, you may vote by mail. If you receive only the Notice, you may follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail. If you receive a paper copy of the proxy materials and wish to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-prepaid envelope. Proxy cards sent by mail, if received in time for voting and not revoked, will be voted at the Annual Meeting according to the instructions on the proxy cards. If no instructions are indicated, the shares represented by the proxy will be voted as set forth above under “Record Date; Voting Rights; and Outstanding Shares.”

If you hold your shares of our Common Stock in street name, you will receive the Notice from your broker, bank, or other nominee that includes instructions on how to vote your shares. Your broker, bank, or other nominee will allow you to deliver your voting instructions via the Internet and may also permit you to submit your voting instructions by telephone. In addition, you may request paper copies of this proxy statement and proxy card by following the instructions on the Notice provided by your broker, bank, or other nominee.

Stockholders who submit a proxy via the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by such stockholders. Stockholders who submit a proxy via the Internet or by telephone need not return a proxy card or the form forwarded by your broker, bank, or other nominee by mail.

Attending the 2024 Annual Meeting

The 2024 Annual Meeting will be completely virtual, conducted solely online at meetnow.global/MHW52ST. You are entitled to participate in the 2024 Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the 2024 Annual Meeting.

You will be able to attend the 2024 Annual Meeting online and may submit your questions during the meeting by visiting meetnow.global/MHW52ST. You will also be able to vote your shares online by attending the 2024 Annual Meeting. If you encounter technical difficulties accessing the virtual Annual Meeting, please call 1-888-724-2416 for common issues and questions.

To participate in the 2024 Annual Meeting virtually, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. You may also visit meetnow.global/MHW52ST and use the 15-digit control number provided on your Notice or proxy card which were mailed to you on or around March 26, 2024 to access additional information.

If you were a beneficial holder of record of our Common Stock as of the Record Date (i.e., you hold your shares in “street name” through an intermediary, such as a bank or broker), you must register in advance to virtually attend the 2024 Annual Meeting. To register, you must obtain a legal proxy, executed in your favor, from the holder of record and submit proof of your legal proxy reflecting the number of shares of our Common Stock you held as of the Record Date, along with your name and email address, to Computershare. Please forward the email from your broker or attach an image of your legal proxy to legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 3, 2024. You will then receive confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to meetnow.global/MHW52ST and enter your 15-digit control number.

The Annual Meeting will begin promptly at 8:30 a.m., Central Time. We encourage you to access the virtual meeting platform prior to the start time leaving ample time for check-in. Please follow the registration instructions as outlined in this proxy statement.

During the meeting, registered holders will be able to submit questions by logging into the virtual platform at meetnow.global/MHW52ST and following the instructions within.

Questions pertinent to meeting matters will be answered during the 2024 Annual Meeting. The 2024 Annual Meeting is not to be used as a forum to present personal matters, or general economic, political, or other views that are not directly related to the business of Stewart and the matters properly before the 2024 Annual Meeting, and therefore questions on such matters will not be answered.

In accordance with our By-Laws, a complete list of stockholders entitled to vote at the 2024 Annual Meeting will be available for inspection by stockholders at our headquarters during normal business hours, during the 10 days prior to the 2024 Annual Meeting.

Registering to Attend the 2024 Annual Meeting

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the 2024 Annual Meeting virtually on the Internet. Please follow the instructions on the Notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the 2024 Annual Meeting virtually on the Internet.

To register to attend the 2024 Annual Meeting online you must submit proof of your proxy power (legal proxy) reflecting your Stewart holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 3, 2024.

You will receive confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to us at the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to
legalproxy@computershare.com.

By mail*:

Computershare
Stewart Information Services Corporation Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Cost of Solicitation

We will bear the cost of the solicitation of our proxies. In addition to mail and e-mail, proxies may be solicited personally, via the Internet or by telephone or facsimile, or by a few of our employees and officers without additional compensation and by certain officers or employees of Innisfree M&A Incorporated (“Innisfree”). We have hired Innisfree, 501 Madison Avenue, 20th Floor, New York, NY 10022 to assist us in the solicitation of proxies for a fee of $9,500 plus out-of-pocket expenses.

Questions

If you have any questions or need assistance in voting your shares, please call Innisfree at 888-750-5834.

____________

*        As stated above, you must include your email address in your request.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At our 2024 Annual Meeting, our stockholders will elect ten directors, constituting the entire Board of Directors. The Chairman of the Board is elected by the Board of Directors following the annual meeting of stockholders.

Director Nominees

The following persons have been nominated by the Board of Directors for election as directors by our stockholders. The persons named in your proxy intend to vote the proxy for the election of each of these nominees, unless you specify otherwise. Although we do not believe that any of these nominees will become unavailable, if one or more should become unavailable before the 2024 Annual Meeting, your proxy will be voted for another nominee, or other nominees, selected by our Board of Directors.

Nominee	Age	Position	Since
Thomas G. Apel	63	Director and Chairman of the Board	2009
C. Allen Bradley, Jr.	72	Director	2016
Robert L. Clarke(1)	81	Director	2004
William S. Corey, Jr.	64	Director	2020
Frederick H. Eppinger, Jr.	65	Director and Chief Executive Officer	2016
Deborah J. Matz	73	Director	2020
Matthew W. Morris	52	Director	2016
Karen R. Pallotta	60	Director	2019
Manolo Sánchez	58	Director	2019
Helen Vaid	52	Director	2023

(1)      Under our Guidelines on Corporate Governance, directors are generally expected to retire at age 80. The Board may waive this age limitation in special circumstances. After careful consideration as to the mix of skills, experience and other characteristics that is desired by the Board to ensure optimal performance, the Board, in consultation with the Nominating and Corporate Governance Committee, has decided that it is in the best interest of the Company to waive Mr. Clarke’s mandatory retirement at age 80 so that he may stand for reelection this year. Mr. Clarke’s extensive experience in legal, regulatory, and corporate governance matters, as well as his in-depth knowledge of banking and finance were considered in making this decision. Mr. Clarke recused himself from all Board discussions of the waiver and abstained from the vote.

All director nominees were elected as a director at our 2023 annual meeting of stockholders, with the exception of Ms. Vaid, who was appointed to the Board effective August 1, 2023.

Thomas G. Apel Director Since: 2009 Age: 63 Committees: Compensation	Mr. Apel is Chairman of the Board. He has an extensive background in technology, mortgage lending, and related real estate lending operations.

Experience:

•   Chairman of the Board of Stewart Information Services Corporation since 2014

•   Chief Executive Officer of Adfitech, Inc. (mortgage services), 2018 to 2023 and Chairman, 2006 to 2009

•   Research Affiliate with Massachusetts Institute of Technology (focusing on business model taxonomy, corporate board effectiveness, and IT portfolio strategies), 2003 to 2019

•   President of Intrepid Ideas Inc. (product development, technology evaluation, and business strategy-consulting for financial services and real estate finance companies), 2006 to present

•   President and Chief Executive Officer of Centex Title and Ancillary Services, 2002 to 2005

•   Director, CompSource Mutual Insurance Company, 2022 to present

•   Director, Parlance Corporation, 2006 to present

Other Public Company Directorships: None

Qualifications:

Mr. Apel has significant knowledge and experience in the mortgage, title, insurance and technology industries, as well as in corporate management, strategy, finance and start-up businesses. His familiarity with mortgage and other real estate lending provides a valuable perspective on one of the Company’s essential customer segments.

C. Allen Bradley, Jr. Director Since: 2016 Age: 72 Committees: Nominating and Corporate Governance (Chair)	Experience:

•   Executive Chairman of Amerisafe, Inc., 2005 to 2016; Chief Executive Officer 2003 to 2015; President 2002 to 2008; and Vice President and General Counsel 1996 to 2000

•   Director, National Council on Compensation Insurance, 2012 to 2016

•   Executive Vice President — Operations of Mor-Tem Systems, Inc. (an independent insurance agency and claims management firm), 1994 to 1996

•   State Representative, Louisiana House of Representatives, 1984 to 1992

Other Public Company Directorships:

•   Tiberius Acquisition Corporation (NASDAQ: TIBR), 2018 to 2020

•   Acacia Research Corporation (NASDAQ: ACTG), 2018 to 2019

•   Amerisafe, Inc. (NASDAQ: AMSF), 2003 to 2016

Qualifications:

Mr. Bradley is an attorney with extensive financial, legal, and operational expertise, having served for over 26 years in corporate leadership positions. Given his comprehensive knowledge of the insurance industry and appreciation of the title industry, his contributions and insights bring substantial value to the Company.

Robert L. Clarke Director Since: 2004 Age: 81 Committees: Audit (Chair)	Experience:

•   Partner, Bracewell, LLP, 1969 to 1985 and 1992 to 2017, where he founded the firm’s national and international financial services practice

•   U.S. Comptroller of the Currency under Presidents Ronald Reagan and George H.W. Bush, 1985 to 1992

•   Consultant to the World Bank, 1995 to 1997

•   Senior Advisor to the President of the National Bank of Poland, 1992 to 2000

•   Director of the Dubai Financial Services Authority, 2004 to 2015; Consultant 2015 to 2021

•   Director, Mutual of Omaha Bank, 2016 to 2019

•   Director, Mutual of Omaha Insurance Company, 2008 to 2016

•   Rice University, Trustee, Audit Committee 2006 to 2022, Academic Affairs Committee 2006 to 2011 and 2022 to present, and Public Affairs Committee 2006 to 2022

•   Trustee, Financial Services Volunteer Corps, Audit Committee (Chairman), 2008 to present

•   Trustee, Southwestern Graduate School of Banking, 1995 to present

•   Trustee Emeritus, Rice University, 2010 to present

Other Public Company Directorships: • Eagle Materials, Inc. (NYSE: EXP), 2006 to 2016

Qualifications:

Mr. Clarke is a veteran attorney and banking professional experienced in legal, regulatory, and corporate governance matters. He has extensive experience in bank ownership and operations, and expert knowledge of banking laws, regulations, and supervision, both in the U.S. and internationally. His tenure in the U.S. government, along with his in-depth knowledge of banking and finance, as well as his prior board service, provide valued expertise to the Company.

William S. Corey, Jr. Director Since: 2020 Age: 64 Committees: • Audit • Compensation	Experience:

•   Audit, Senior Relationship and National Pursuit Team Partner, and Office Managing Partner, PricewaterhouseCoopers LLP, 2002 to 2020

•   Board of Advisors, StepStone VC Diversity, L.P. (venture capital fund), 2021 to present

•   LP Advisory Committee, Squadra Ventures (venture capital fund), 2020 to present

•   Board of Advisors, StepStone VC Global Partners, L.P. (venture capital fund), 2020 to present

•   Board of Advisors, James Madison University College of Business, 2013 to present

•   Member, Finance Committee, Atlantic General Hospital, Berlin, MD, 2023 to present

•   Director, Fundbox, Ltd. (provides working capital loans for small businesses), 2021 to present

•   Director, Port Discovery Children’s Museum, 2010 to present

Other Public Company Directorships: • GSE Systems, Inc. (NASDAQ: GVP), 2020 to present

Qualifications:

Mr. Corey, a certified public accountant licensed in Maryland, has over 37 years of experience in public accounting with extensive experience in auditing SEC registrants, financial reporting, complex accounting, and internal controls evaluation. For over 37 years, he audited public and large private companies, and advised boards of directors and audit committees on financial reporting, internal controls, internal and external investigations, disaster recovery, regulatory reviews and cyber-attacks. Mr. Corey’s financial insights and his expertise in risk and audit matters bring added depth and strength to the Board.

Frederick H. Eppinger Director Since: 2016 Age: 65 Committees: None

Mr. Eppinger is an accomplished insurance industry veteran with more than 35 years of experience. As Chief Executive Officer, Mr. Eppinger is focused on creating opportunities that inspire growth and build off the Company’s financial strength. As Chief Executive Officer of Hanover Insurance, Mr. Eppinger led the company’s growth from its regional status to a global property/casualty carrier.

Experience:

•   Chief Executive Officer of Stewart Information Services Corporation, 2019 to present

•   President and Chief Executive Officer of The Hanover Insurance Group, Inc. (insurance and financial services industries), 2003 to 2016

•   Executive Vice President of Property and Casualty Field and Service Operations at The Hartford Financial Service Group (investment and insurance company), 2001 to 2003

•   Executive Vice President for Channel Point, Inc. (business-to-business technology firm for insurance companies), 2000 to 2001

•   Senior Partner at McKinsey & Company, 1985 to 2000

Other Public Company Directorships:

•   Centene Corporation (NYSE: CNC), 2006 to present

•   QBE Insurance Group Limited (NASDAQ: QBEIF), January 2019 to December 2019

•   Hanover Insurance Group, Inc. (NYSE: THG), 2003 to 2016

Qualifications: Mr. Eppinger’s in-depth experience and understanding of the insurance industry and the Company’s business and operations qualify him to serve as director.
Deborah J. Matz Director Since: 2020 Age: 73 Committees: • Audit • Nominating and Corporate Governance	Experience:

•   Advisor, RenoFi, a start-up that has developed a platform which enables financial institutions to make consumer home renovation loans based on the post-renovation value of the homes, 2020 to 2023

•   Board of Advisors of elphi, a start-up up company that uses cutting edge technology to streamline the mortgage lending process, 2019 to present

•   Director, Mutual of Omaha Bank, 2016 to 2019

•   Board Chair, National Credit Union Administration (appointed by President Barack Obama), 2009 to 2016

•   Voting Member, Financial Stability Oversight Council, 2010 to 2016

•   Chair, Federal Financial Institutions Examination Council, 2011 to 2013

•   Twelve years on Capitol Hill in various capacities, including Economist, Congressional Joint Economic Committee, 1977 to 1989

Other Public Company Directorships: None

Qualifications: Ms. Matz has extensive experience in regulatory oversight and risk management. Her background and expertise bring valuable insight to Board discussions and decisions.

Matthew W. Morris Director Since: 2016 Age: 52 Committees: None	Experience:

•   Chief Executive Officer of Stewart Information Services Corporation, 2011 to 2019 and President, 2019 to 2020

•   Founder and Chief Executive Officer of Lutroco, LLC (a private firm targeting purpose-driven strategic opportunities), 2022 to present

Other Public Company Directorships:

•   Stabilis Solutions, Inc. (NASDAQ: SLNG), 2021 to present

•   Cornerstone Strategic Value Fund, Inc. (NYSE American: CLM), 2017 to present

•   Cornerstone Total Return Fund, Inc. (NYSE American: CRF), 2017 to present

Qualifications:

As a member of the Company’s founding family, and his time in executive management with the Company, Mr. Morris has intimate knowledge of the Company’s associates, operations, legal and regulatory matters, and history. The Company benefits from his business experience, his highly respected leadership, and his extensive knowledge of the title industry.

Karen R. Pallotta Director Since: 2019 Age: 60 Committees: • Compensation (Chair) • Nominating and Corporate Governance	Experience:

•   President, KRP Advisory Services, (business strategy and risk management consulting), 2012 to present

•   Retired Executive Vice President of the Single-Family Credit Guaranty Division Fannie Mae, leading Fannie Mae’s largest business segment, with direct responsibility for managing the firm’s $2.5 trillion guaranteed mortgages and overseeing all aspects of the acquisition and securitization of $50 billion in mortgages each month, 2009 to 2011

•   Served on Fannie Mae’s 8-member executive committee responsible for setting and executing the overall strategic direction of the firm, 2009 to 2011

•   Progressive positions of leadership within Fannie Mae, encompassing leadership for product development, negotiated transactions, sales, marketing, risk management, customer technology and credit guaranty pricing, 1990 to 2009

Other Public Company Directorships: • Redwood Trust (NYSE: RWT), 2014 to 2019

Qualifications:

Ms. Pallotta has more than 30 years of management experience in financial services, risk management and mortgage banking. The industry knowledge she brings is a tremendous asset to Stewart as the Company focuses on growth strategies going forward.

Manolo Sánchez Director Since: 2019 Age: 58 Committees: • Audit • Nominating and Corporate Governance	Experience:

•   Adjunct Professor, Jones Graduate School of Business at Rice University, 2018 to present

•   Chairman and Chief Executive Officer, BBVA Compass Bank, 2008 to 2017

•   Director, American Bankers Association, 2015 to 2017

•   Director, Institute of International Bankers, 2015 to 2017

•   Director, Greater Houston Partnership, 2015 to 2017

Other Public Company Directorships:

•   Affirm Holdings, Inc. (NASDAQ: AFRM), 2023 to present

•   Fannie Mae (NASDAQ: FNMA), 2018 to present

•   Elevate Credit, Inc. (NYSE: ELVT), 2021 to 2023

•   OnDeck Capital, Inc. (NYSE: ONDK), 2018 to 2021

Qualifications:

In his 27-year banking career, Mr. Sánchez has held executive roles in risk management, real estate, correspondent, community, corporate and investment banking. He brings to the Stewart board more than 27 years of experience in the banking industry, working in the U.S., Mexico, France, and Spain, having served in executive roles in risk management, real estate, correspondent, community, corporate and investment banking. His global insight, as well as his in-depth knowledge of banking and finance, provide valued expertise to the Company.

Helen Vaid Director Since: 2023 Age: 52 Committees: • Audit • Compensation	Experience:

•   Consultant, Mayfair Equity (a private equity firm), 2023 to present

•   Chief Executive Officer, Foundry Brands (a brand platform that grows omni-digital brands), 2021 to 2023 and Director, 2023 to 2024

•   Global Chief Customer Officer, Pizza Hut, a subsidiary of Yum! Brands, 2016 to 2021

•   Vice President of Digital Store Operations and Experience, Web & Mobile, Walmart.com, a division of Walmart, Inc., 2015 to 2016

•   Vice President of Customer Experience, Web & Mobile, Walmart.com, a division of Walmart, Inc., 2013 to 2015

Other Public Company Directorships: • Abercrombie & Fitch Co. (NYSE: ANF), 2023 to present • Groupon, Inc. (NASDAQ: GRPN), 2020 to 2023

Qualifications:

Ms. Vaid is a seasoned executive with extensive experience in growing and scaling businesses that operate in both the digital and physical space. She has a passion for customer-centric product management and technology, as well as emerging media and digital engagement strategies that build brands online and transform the customer experience. The Company benefits from her valuable insight as well as business and leadership experience.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE TEN NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE

Corporate Governance Highlights

We have:

•        an independent Chairman of the Board, separate from the Chief Executive Officer role;

•        key board committees (Audit, Compensation and Nominating and Corporate Governance) comprised solely of independent directors;

•        a declassified board, meaning all of our directors are elected annually;

•        a majority voting standard for the election of directors in uncontested elections; and

•        a single class of common stock with equal voting rights, such that one share equals one vote.

In addition, we:

•        conduct annual board and committee evaluations;

•        prohibit hedging transactions and short sales by executive officers and directors; and

•        have minimum stock ownership guidelines for our executive officers and directors.

Board of Directors

We are currently managed by a Board of Directors comprised of ten members, the majority of whom are “independent” within the meaning of the listing standards of the NYSE. Assuming the election of the 2024 director slate set proposed by the Company and described above, these independent directors are: Thomas G. Apel, C. Allen Bradley, Jr., William S. Corey, Jr., Robert L. Clarke, Deborah J. Matz, Karen R. Pallotta, Manolo Sánchez, and Helen Vaid. The Board of Directors has determined that none of these directors has any material relationship with us or our management that would impair the independence of their judgment in carrying out their responsibilities to us.

The roles of Chairman of the Board and CEO are separate, and each role is held by a different individual. The Chairman of the Board is elected by the Board of Directors following the annual meeting of stockholders. As discussed below, the Chairman of the Board presides over the regular and any special meetings of our non-management directors. Our non-management directors meet after each regularly scheduled Board meeting.

All of our directors shall be elected at the 2024 Annual Meeting and hold office until the next annual election of directors or until his or her successor shall be chosen and shall be qualified, or until his or her death or the effective date of his or her resignation or removal for cause. Currently, the act of the majority of a quorum of the directors shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation, or the By-Laws.

The Company has a majority voting standard such that votes cast for any director must exceed the votes cast against such director in an uncontested election. The Company also requires a director who fails to receive a majority vote in an uncontested election to tender his or her resignation. Under the Company’s By-Laws, in a contested election (i.e., where the Secretary of the Company determines that the number of nominees exceeds the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the proxy statement for such annual meeting of stockholders), the plurality voting standard would apply and a director nominee receiving a plurality of votes cast will be elected as a director. During 2023, the Board of Directors held seven meetings and executed six consents in lieu of meetings. No director attended less than 75% of the aggregate of all meetings of the Board and the committees (if any) on which the director served.

The Board of Directors has adopted the Stewart Code of Business Conduct and Ethics, Guidelines on Corporate Governance, and Code of Ethics for Chief Executive Officer, Principal Financial Officer, and Principal Accounting Officer, each of which is available on our website at stewart.com/corporate-governance and in print to any stockholder who requests it. We intend to disclose any amendment to or waiver under our Code of Ethics for Chief Executive Officer, Principal Financial Officer, and Principal Accounting Officer by posting such information on our website. In 2023, we had no such waivers. Our Guidelines on Corporate Governance and the charters of the Audit Committee, the

Compensation Committee, and the Nominating and Corporate Governance Committee are available on our website at stewart.com/corporate-governance and in print to any stockholder who requests them. Our Guidelines on Corporate Governance strongly encourage attendance in person by our directors at our annual meetings of stockholders. All of our then elected directors attended our 2023 annual meeting of stockholders.

Director Qualifications

Each of our directors is an individual of high character and integrity, with an inquiring mind, and works well with others. Each director nominee brings a unique background and set of skills to the Board, giving the Board of Directors, as a whole, competence and experience in a wide variety of areas, including insurance, real estate, technology, strategic planning, corporate governance, executive management, accounting, finance, government and international business. For information regarding the qualifications, backgrounds, and experience of our director nominees, please see each nominee’s biographical information set forth in “Proposal 1” above.

Pursuant to our Guidelines on Corporate Governance, the Board of Directors has adopted a director education policy in order to encourage our directors to periodically attend director continuing education programs. Under the policy, directors are reimbursed for attending continuing education programs consistent with their duties as directors, and we also reimburse directors for reasonable expenses incurred to attend such programs. The Company and each director are members of the National Association of Corporate Directors (“NACD”). As members of NACD, our directors have access to various educational programs, materials, and reports. In addition to encouraging director education through external programs, the Board of Directors also routinely incorporates educational topics into its meeting agendas.

Risk Oversight

The Board of Directors has ultimate responsibility for protecting value for all stakeholders. Among other things, the Board of Directors is responsible for understanding the risks to which we are exposed, approving management’s strategy to manage these risks, and monitoring and measuring management’s performance in implementing the strategy. The Board of Directors works with its committees and management to effectively implement its risk oversight role.

The Audit Committee, with the assistance of management, oversees the risks associated with the integrity of our financial statements, our compliance with legal and regulatory requirements, our liquidity requirements, cybersecurity protections and procedures, other exposures to financial risk, and the Company’s enterprise risk management program. The Audit Committee reviews with management, independent accountants, and internal auditors (which internal audit function has been outsourced to Deloitte & Touche LLP) the accounting policies, the systems of internal controls and the quality and appropriateness of disclosure and content in the financial statements or other external financial communications. The Audit Committee, with the assistance of our legal, human resources, and compliance departments, also performs oversight of our various conduct and ethics programs and policies, including the Stewart Code of Business Conduct and Ethics, reviews these programs and policies and monitors the results of our compliance efforts. To the extent the Audit Committee identifies any material risks or related issues, the risks or issues are addressed with the full Board of Directors.

Stewart and its Board of Directors recognize the importance of protecting our clients’ and partners’ privacy, confidentiality, and data integrity. As such, we continuously and methodically evaluate cyber risks, monitor how they evolve, and evaluate their impact. The Board’s oversight of cybersecurity risks occurs at both the full Board level and at the Board committee level through the Audit Committee. The Board receives, at each regularly scheduled meeting, a risk report which includes an updated cybersecurity risk exposure assessment, a summary of existing cybersecurity controls and risk mitigations, and further planned controls and risk mitigation activities. Our Chief Information Security Officer reports quarterly to the Audit Committee concerning the Company’s cybersecurity program and operations.

The Nominating and Corporate Governance Committee, with the assistance of management, oversees risks associated with administering our Guidelines on Corporate Governance and is responsible for reviewing and making recommendations for selection of nominees for election as directors by our stockholders and reviewing the various governance policies affecting the Company, including the Company’s sustainability policies and practices. To the extent the Nominating and Corporate Governance Committee identifies any material risks or related issues, the risks or issues are addressed with the full Board of Directors.

The Compensation Committee, with the assistance of management, oversees risks associated with our compensation programs and policies. To the extent the Compensation Committee identifies any material risks or related issues, the risks or issues are addressed with the full Board of Directors.

Committees of the Board of Directors

For 2024, the Board of Directors will have the following committees (the “Committees”): an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation Committee.

Audit Committee.    The Audit Committee’s duty is to assist the Board of Directors in fulfilling its oversight responsibility of

•        the integrity of the financial statements of the Company;

•        the independent registered accountants’ qualifications, independence, and performance;

•        the Company’s system of controls over financial reporting, performance of its internal audit function and the independent registered accountants, and compliance with ethical standards adopted by the Company;

•        the compliance by the Company with legal and regulatory requirements; and

•        the procedures relating to the Company’s cybersecurity and data oversight.

The Audit Committee has sole authority to appoint or replace our independent registered accountants. The Audit Committee has the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties. For a complete list of the Audit Committee’s responsibilities, please see the Audit Committee charter adopted by our Board of Directors, which is available on our website at stewart.com/corporate-governance.

The Audit Committee currently consists of Robert L. Clarke (Chair), William S. Corey, Deborah Matz, Manolo Sánchez, and Helen Vaid, each of whom possesses the necessary levels of financial literacy required to serve. Each of the members of the Audit Committee is “independent” as defined under the listing standards of the NYSE and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Board of Directors has determined that the following members of the Audit Committee meet the requirements of an “audit committee financial expert” as defined in the rules of the SEC: Robert L. Clarke, William S. Corey, Deborah Matz, Manolo Sánchez, and Helen Vaid. No member of our Audit Committee serves on the audit committees of more than three public companies. During 2023, the Audit Committee held nine regular meetings.

The Audit Committee has established procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Persons wishing to communicate with the Audit Committee may do so by writing in care of the Chair, Audit Committee, Stewart Information Services Corporation, 1360 Post Oak Boulevard, Suite 100, Houston, Texas 77056.

Nominating and Corporate Governance Committee.    It is the Nominating and Corporate Governance Committee’s duty to

•        identify individuals who may become Board members or advisory directors;

•        select or recommend director nominees for the next annual meeting of stockholders;

•        develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company;

•        provide oversight of the Company’s corporate governance;

•        oversee the evaluation of the Board of Directors, its Committees and management; and

•        review and evaluate the Company’s sustainability policies and practices.

The Nominating and Corporate Governance Committee currently consists of C. Allen Bradley, Jr. (Chair), Deborah Matz, Karen R. Pallotta, and Manolo Sánchez, each of whom is “independent” as that term is defined in the listing standards of the NYSE. The Nominating and Corporate Governance Committee held fourteen meetings during 2023. For a complete list of the responsibilities of the Nominating and Corporate Governance Committee, please see our Nominating and Corporate Governance Committee’s charter, which is available on our website at stewart.com/corporate-governance.

Our Guidelines on Corporate Governance require that a majority of our Board of Directors be “independent” as that term is defined in the rules of the NYSE. As described above, a majority of our current Board of Directors is “independent” under the listing standards of the NYSE. In considering candidates for election as independent directors, our Guidelines on Corporate Governance also provide that the Nominating and Corporate Governance Committee shall be guided by the following principles:

•        Each director should be an individual of the highest character and integrity and have an inquiring mind, experience at a strategic or policy-setting level, or otherwise possess a high level of specialized expertise, and the ability to work well with others. Special expertise or experience that will benefit the growth of the Company’s business is particularly desirable.

•        Each director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director and, absent special circumstances approved by the Board of Directors; no director should simultaneously serve on the board of directors of more than three other entities, excluding non-public companies such as those related to personal or family business and charitable, educational or other non-profit entities. Directors are not qualified for service on the Board of Directors unless they are able to make a commitment to prepare for, and attend, meetings of the Board of Directors and its committees on a regular basis.

•        Each independent director should be free of any significant conflict of interest that would interfere with the independence and proper performance of the responsibilities of a director. Directors to be nominated for election by the holders of Company Common Stock should not be chosen as representatives of a constituent group or organization; rather, each should utilize his or her unique experience and background to represent and act in the best interests of all stockholders as a group.

•        Each director is required to have equity ownership in the Company.

While the Board of Directors does not have a formal quantitative policy with respect to Board nominee diversity, the Nominating and Corporate Governance Committee of the Board of Directors considers Board diversity an integral part of the nominating selection process. In recommending proposed nominees to the full Board of Directors, the Nominating and Corporate Governance Committee is charged with building and maintaining a Board that has an ideal mix of talent and experience to achieve our business objectives in the current environment. In particular, the Nominating and Corporate Governance Committee is focused on relevant subject matter expertise, depth of knowledge in key areas that are important to us, and diversity of thought, background, perspective, and experience as well as diversity including, but not limited to race, gender, national origin, age and sexual orientation so as to facilitate robust debate and broad thinking on strategies and tactics pursued by us. There are no minimum requirements for nomination. For further information on director qualification, see our Guidelines on Corporate Governance located at stewart.com/corporate-governance.

Pursuant to our By-Laws, the Nominating and Corporate Governance Committee will accept and consider director nominations made by stockholders. To be considered for nomination at our 2024 annual meeting of stockholders, stockholder nominations must be received by us no later than February 7, 2024, and no earlier than January 8, 2024. In addition to satisfying the foregoing requirements under our By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

Persons wishing to submit the names of candidates for consideration by the Nominating and Corporate Governance Committee may submit such nominations in writing addressed to the Nominating and Corporate Governance Committee in care of the Secretary, Stewart Information Services Corporation, 1360 Post Oak Boulevard, Suite 100, Houston, Texas 77056. Any such submission should include the information required by our By-Laws, including the candidate’s name, credentials, contact information and consent to be considered as a candidate.

Compensation Committee.    It is the duty of the Compensation Committee to assist the Board of Directors in discharging its responsibilities relating to the Company’s compensation policies, the compensation of the Company’s officers and senior managers, and to produce the required report on executive compensation for inclusion in the Company’s annual proxy statement. The Compensation Committee currently consists of Karen R. Pallotta (Chair), Thomas G. Apel, William S. Corey and Helen Vaid. During 2023, the Compensation Committee held six meetings and executed one consent in lieu of a meeting. Our Board of Directors has determined that each member of our Compensation Committee is “independent” as that term is defined under the listing standards of the NYSE.

For a complete list of the responsibilities of the Compensation Committee, please see our Compensation Committee charter, which is available on our website at stewart.com/corporate-governance. The Compensation Committee’s specific duties and responsibilities include, but are not limited to, the following:

•        Establishing and monitoring the basic philosophy and policies governing the compensation of executive officers and employees or officers of the Company who are also serving as members of the Board of Directors;

•        Reviewing recommendations submitted by the CEO, then approving and submitting to the Board of Directors for formal ratification any decisions with respect to the compensation for executive officers and officers of the Company who also are serving as members of the Board of Directors. These recommendations may include base pay, incentive compensation plans, perquisites, equity-based plans and relevant metrics and target award levels;

•        Approving and submitting to the Board of Directors for formal ratification compensation decisions with respect to the compensation plan of the CEO;

•        Recommending a pay-for-performance based CEO compensation plan to the Board of Directors and overseeing administration of the plan, including evaluating the CEO’s performance in light of the goals under the plan;

•        Reviewing and approving employment agreements, severance agreements and change in control agreements with the executive officers and any employees or officers of the Company who are also serving as members of the Board of Directors;

•        Reviewing the overall compensation structure and programs for all employees (including a review of any risks to the Company that may arise from such structure or programs);

•        Approving the equity-based compensation plans of the Company; and

•        Reviewing and discussing with management the disclosures in this proxy statement’s Compensation Discussion and Analysis (the “CD&A”), making a recommendation to the Board of Directors regarding the inclusion of the CD&A in this proxy statement, and producing a Compensation Committee Report for inclusion in the Company’s proxy statement, each in accordance with the requirements of the SEC.

In addition, the Compensation Committee has the sole authority to retain and terminate any independent compensation consultant. The Compensation Committee is responsible for determining the independence of its advisors by taking into consideration all factors relevant to advisor independence, including the factors set forth in the NYSE Listed Company Manual. The Compensation Committee has authority to direct the work of the compensation consultants and establish the consultants’ fees. It may also obtain advice and assistance from other advisors it determines necessary for effective completion of its duties. The Company is required to fund (i) the Compensation Committee’s approved expenses for any independent advisors employed by the Compensation Committee, and (ii) any other reasonable expenses incurred by the Compensation Committee.

Share Ownership Guidelines; Restrictions on Trading in Company Securities

In an effort to more closely link our non-employee directors’ financial interests with those of our stockholders, our Board established share ownership guidelines for our non-management directors. Each director is required to own an amount of Common Stock equal to a multiple of five times the stock portion of the annual director retainer. Each director has five years from initial election to acquire the required amount of Common Stock. Currently, seven of the ten directors hold shares in excess of the shares required to meet the ownership guideline. The acquisition period for the remaining three shorter-tenured directors has not expired and each is progressing appropriately toward the required holdings.

Because short-range speculation in our securities based on fluctuations in the market may cause conflicts of interests with our stockholders, our Securities Trading and Investment Policy, applicable to our directors, executive officers (including the Named Executive Officers (as defined herein)) and all other employees prohibits trading in options, warrants, and puts and calls related to our securities and prohibits selling our securities short, holding our securities in margin accounts or pledging our securities as collateral for a loan except under very limited circumstances. Further, our Securities Trading and Investment Policy contains an anti-hedging policy that prohibits our directors, executive officers (including the Named Executive Officers) and all other employees from entering into hedging transactions, such as zero-cost collars and forward sale contracts, that are designed to hedge or offset any decrease in the market value of Company securities.

Compensation Committee Interlocks and Insider Participation

During 2023, the Compensation Committee members were Karen R. Pallotta (Chair), Thomas G. Apel, William S. Corey and Helen Vaid. None of the current or former members of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. Please refer to “Certain Transactions” for information regarding Mr. Apel.

Sessions of Non-Management Directors

Our non-management directors meet at regularly scheduled sessions. The Chairman of the Board presides at those sessions. Persons wishing to communicate with our non-management directors may do so by writing in care of the Chair, Audit Committee, Stewart Information Services Corporation, 1360 Post Oak Boulevard, Suite 100, Houston, Texas 77056. Persons wishing to communicate with our other directors may do so by writing in care of the Secretary, Stewart Information Services Corporation, at the same address.

Sustainability Responsibility & Commitment

The Role of Sustainability in Our Journey

As we map the future of the Company and its employees, we recognize the role we play in our customers’ businesses, our industry, and the greater world community. As part of our corporate responsibility commitment, we intend to soon publish the fourth edition of our Sustainability Report which can be found at stewart.com/sustainability. We view the Sustainability Report and the work that forms its core as central to our path ahead. Our Sustainability Committee, with representation from each of our business units and internal support services, will continue to guide us on this journey. Our Sustainability Executive Leadership Council, which is comprised of the Chief Legal Officer, the Chief Human Resources Officer, and the Controller, oversees the Sustainability Committee. The Sustainability Executive Leadership Council reports to the Nominating and Corporate Governance Committee at each of its regularly scheduled meetings. Below are some of the highlights of our sustainability journey and progress made in 2023.

Sustainability: A Year in Review

Governance

•        Added a new board member, Helen Vaid, who was named to the Audit and Compensation Committees;

•        Reviewed the Company’s cybersecurity profile and risk mitigation with the full Board of Directors and continued quarterly reporting to the Audit Committee on the Company’s cybersecurity program and operations;

•        Reviewed the Company’s enterprise risk management program with the full Board with regular updates to the Board on the program;

•        Updated, on a regular basis, our Nominating and Corporate Governance Committee and Board on matters relating to sustainability;

•        Formalized the Disclosure Committee process, with adoption of Committee charter, appointment of committee members, and regular cadence of meetings; and

•        Adopted and implemented a revised Director Orientation Program.

Social

•        Through The Stewart Title Foundation, Inc. and our Culture of Caring, Stewart supports the local communities of our employees. We have:

•        Increased our charitable donations through our semi-annual Community Service Awards program by 60% from 2021, supporting employee-designated charities, foundations and other non-profit organizations in all 50 states and the District of Columbia. The program was honored with NEI Global Relocation’s Corporate Responsibility Award for Community Service;

•        Strengthened communities in 9 cities across the U.S. by funding home repairs though our charitable partner, Rebuilding Together, providing opportunities for our employees to give back; and

•        Expanded the newest Stewart Scholarship class by 35% from 2022, giving $136,000 to 68 students pursuing their undergraduate degrees and who are dependents of Stewart employees.

•        Continued Diversity Equity & Inclusion (DE&I) Council efforts through an increased focus on community service and employee resources and remained committed to our employee value proposition through enhanced, inclusive benefits offerings and learning opportunities;

•        Delivered an employee appreciation bonus in the first quarter to all employees;

•        Partnered with an outside firm to complete a U.S. Employee Engagement Survey in 2022 and gauge progress with a U.S. Employee Pulse Survey delivered in 2023, with our results affording us recognition in the Top Workplaces program as a 2023 Top Workplace USA; and

•        Continued enhancements to our employee health and welfare programs to improve our overall value proposition:

•        Expanded wellness resources for our employees through our new Stewart Wellness Program, powered by Virgin Pulse, focused on improving physical health and well-being, as well as social, mental, and financial wellness;

•        Introduced a Childbirth and Bonding Paid Leave Program through our ongoing efforts to create inclusive programs and practices that appropriately support our employees and their families; and

•        Transitioned our Short-Term Disability program to be fully Company-paid, reducing cost and expanding access for our employees.

Environmental

•        Home office now powered 100% by renewable energy;

•        Impacted the environment positively through recycling efforts that resulted in:

•        More than 13,500 trees kept from being harvested

•        Continued our emphasis on reduced water usage and use of technology to reduce paper consumption by more than 5.3 million sheets of paper; and

•        Our NotaryCam subsidiary performed over 31,000 signings remotely online — eliminating the associated carbon emissions of vehicles traveling for those signings.

Additional information regarding our governance, sustainability initiatives and progress is available through our website at stewart.com/sustainability and stewart.com/corporate-governance. The information on our website, including our most recent Sustainability Report, is not, and shall not be deemed to be incorporated by reference into this Proxy Statement or any other filings with the SEC unless expressly noted in any such other filings.

EXECUTIVE OFFICERS

The following table sets forth the names and positions of our executive officers as of March 11, 2024:

Frederick H. Eppinger	Chief Executive Officer
Elizabeth K. Giddens	Chief Legal Officer and Corporate Secretary
David C. Hisey	Chief Financial Officer and Treasurer
Emily A. Kain	Chief Human Resources Officer
Steven M. Lessack	Group President
Brad A. Rable	Group President
Tara S. Smith	Group President

Below is biographical information for our executive officers (except Mr. Eppinger, whose biographical information is contained on page 9):

Elizabeth K. Giddens.    Elizabeth K. Giddens, 53 years old, serves as Stewart’s Chief Legal Officer and Corporate Secretary. She leads Stewart’s legal organization, overseeing underwriting, claims, litigation, compliance, corporate governance, and regulatory areas for Stewart and its subsidiaries. Ms. Giddens is also a member of the board of directors of Stewart Title Guaranty Company, Stewart Title Company, and Stewart Title Insurance Company. She joined Stewart in 2022 as Deputy Chief Legal Officer and was promoted to Chief Legal Officer in 2023. Prior to joining Stewart, Ms. Giddens served as Senior Vice President, General Counsel, Chief Ethics & Compliance Officer, and Corporate Secretary for Integer Holdings Corporation from 2019 – 2021. From 2012 – 2019, she served as Senior Vice President, Deputy General Counsel, and Corporate Secretary for Mr. Cooper Group Inc. (formerly Nationstar Mortgage). Ms. Giddens has more than 25 years of legal experience practicing in law firms and public companies and holds a Juris Doctor from the University of Oklahoma College of Law, a Master of Business Administration from the University of Tulsa, and a Bachelor of Arts from Trinity University. She is a member of the Texas and Oklahoma Bar Associations and is licensed to practice law in Texas and Oklahoma.

David C. Hisey.    David C. Hisey, 63 years old, has served as Chief Financial Officer (“CFO”) and Treasurer of the Company since 2017. He leads Stewart’s financial organization and strategy, overseeing financial planning and analysis, accounting, treasury and audit functions, as well as investor relations, corporate development, lender services and property management. As CFO, Mr. Hisey partners with each area of the business to help with their financial and commercial success, focusing on top-line growth and bottom-line improvement. Mr. Hisey has more than 35 years of financial leadership experience and holds a Bachelor of Business Administration magna cum laude in Accounting from James Madison University and is licensed as a Certified Public Accountant in the Commonwealth of Virginia.

Emily A. Kain.    Emily A. Kain, 41 years old, has served as Stewart’s Chief Human Resources Officer (“CHRO”) since 2020. She is responsible for the people side of the business, focusing on the development and execution of the broader human resource and talent strategies, and also leads the corporate communications and community relations functions. Ms. Kain serves as an essential member of both Stewart’s DE&I Council and Sustainability Executive Leadership Council. Ms. Kain joined Stewart in 2014 as the manager of employee onboarding and re-engineered the hiring and onboarding processes, employee experience and employee referral program, and developed and launched the Stewart Celebrates global recognition program. As CHRO, she leads the organization in the areas of talent management, organizational design and succession planning, performance management, inclusion and diversity, total rewards, and all aspects of HR operations transformation. Prior to joining Stewart, Ms. Kain worked in public accounting and held multiple human resources positions in both the professional services and oil and gas industries. She draws on experience from both domestic and international roles of increasing scope and responsibility and has applied her extensive experience to advancing Stewart’s HR function and strategy in support of the overall business plan and strategic direction of the organization. She holds a Bachelor’s degree in accounting from Louisiana State University and a Master’s degree in accounting, with a concentration in internal audit, from the University of New Orleans. She also completed the Executive Education, Emerging Leaders Program at Rice University in 2011.

Steven M. Lessack.    Steven M. Lessack, 71 years old, has served as Group President of the Company since 2019. With more than 35 years of title insurance and related real estate knowledge, he also holds the position of Group President for Stewart Title Guaranty Company and Stewart Title Company. He is responsible for and oversees Direct Operations throughout the United States as well as our Commercial Services group, Asset Preservation, Inc., and

Stewart Insurance Risk Management within the United States. In 1997, he opened the Company’s Canadian operation and is responsible for the Company’s expansion activities outside of the United States. He serves as Executive Director of Stewart Title Europe Limited and Stewart Title Malta as well as CEO for Stewart Title Limited and Chairman of the Board of Stewart Title Insurance Company. He attended California State University in San Bernardino.

Brad A. Rable.    Brad Rable, 57 years old, has served as Group President, Technology and Operations of the Company since 2022. Prior to being promoted to his current role, Mr. Rable served as Chief Information Officer of the Company from 2015 – 2022. A veteran IT leader and executive with significant experience in developing major initiatives, Mr. Rable is responsible for all areas of digital business enablement, enterprise technology solutions, enterprise operations, and related strategies. Prior to joining Stewart, Mr. Rable was an executive partner with Gartner Executive Programs. He previously served as Executive Vice President, CIO, and Chief Strategy Officer for AIG/United Guaranty, leading the technology and product development divisions, as well as the innovation team that launched the AIG Mortgage Advisory Company. Mr. Rable received a Master of Arts in computer information resource management from Webster University, Missouri, and a Bachelor of Science in management information systems from Bowling Green State University, Ohio.

Tara S. Smith.    Tara S. Smith, 44 years old, has served as Group President of Stewart’s Agency Operations since 2019. In this role, she manages Stewart’s independent title agency network and all products and services offered to our agents, while also having oversight of Stewart’s corporate marketing function. Ms. Smith joined Stewart in 2013 after 12 years in public accounting through which she provided strategic guidance to clients in the oil-and-gas and financial services industries. Her leadership, deep knowledge, strategy implementation and problem-solving led to her rising through leadership roles at Stewart that included the positions of Vice President, Agency Financial Director, and Executive Vice President. Ms. Smith serves on the American Land Title Association’s Board of Governors and was named one of Housing Wire’s “Women of Influence” in both 2017 and 2021 for her contributions to the industry. She earned a Bachelor of Business Administration in finance from the University of Texas at Austin.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (‘‘CD&A’’) describes the Company’s executive compensation program for 2023. The following pages explain the process, objectives and structure of the executive compensation decisions made by our Compensation Committee (the “Committee”) and our Board of Directors for 2023. This CD&A is intended to be read in conjunction with the tables beginning on page 36 below, which provide detailed historical compensation information for our Named Executive Officers (‘‘NEOs’’).

For 2023, our NEOs were:

NEO	Title
Frederick H. Eppinger	Chief Executive Officer
David C. Hisey	Chief Financial Officer and Treasurer
Steven M. Lessack	Group President
Tara S. Smith	Group President
Elizabeth K. Giddens	Chief Legal Officer and Corporate Secretary

Executive Summary

Our financial performance in 2023 continued to be negatively impacted by the rise in and volatility of interest rates that resulted in historically low real estate activity levels. This led us to continue to manage the business with a focus on cost discipline while also seeking out opportunities for targeted investments in skills and capabilities to best position us for the long term. We continued to make significant progress on our long-term strategic investments and enterprise initiatives critical to building a stronger and more resilient business. We achieved share growth in attractive Direct, Agency, and Commercial markets and improved our technology to enhance the customer experience, gain efficiency in our operations, and improve our data management and access. Additionally, our stock price performance was strong, gaining 37.5% during 2023. Results of the year include:

Net Income Attributable to the Company:    $30.4M ($1.11 per diluted share) compared to $162.3M ($5.94 per diluted share) in 2022;

Total Revenues:    $2.3B compared to $3.1B in 2022;

Direct Title Revenues:    $962.7M compared to $1,246.3M in 2022;

Gross Agency Revenues:    $986.0M compared to $1,466.2M in 2022;

Return on Equity:    2.2% compared to 11.9% in 2022;

Reported Pre-Tax Margin:    2.7% compared to 7.6% in 2022; and

Stock Performance:    Increase of 37.5% compared to a decrease of 46.4% in 2022.

2023 Pay Decisions

Although the Company’s financial results were adversely impacted by the continued weakness in the real estate market including rapidly rising interest rates and their negative impact on loan originations, the Compensation Committee believes the Company’s executive officers and NEOs appropriately balanced cost management activities with demonstrated progress and achievement on key strategic initiatives that better position the Company for long term success. As a result, the Compensation Committee believes that the compensation paid to the Company’s NEOs for 2023 was well aligned with Company performance and consistent with our long-standing track record of demonstrating a strong pay-for-performance philosophy. Decisions made for 2023 included:

•        Focusing NEO target pay packages on variable compensation (78% for our CEO and 69% for our other NEOs), as described in the “2023 Pay Mix” section;

•        Widening performance target levels on the financial metrics in our Short-Term Incentive Plan (“STIP”), which resulted in payouts between 75-78% of target; and

•        Emphasizing performance-based awards (60%) with a continued balance of time-based awards (40%) to promote retention and shareholder alignment in our Long-Term Incentive Plan (“LTIP”), as described in the “Long Term Incentives” section.

Say-on-Pay Proposal

The Company holds an advisory vote on executive compensation every year. An overwhelming majority (98.5%) of the votes on our 2023 Say-on-Pay proposal were cast in favor of the proposal, which was similar to our 2022 result. The Committee interprets this continued strong level of support as affirmation of the overall structure of our executive compensation program and our approach to compensation decisions. As our business evolves, we are committed to the continuous improvement of our executive compensation program to ensure alignment with our strategic business priorities, to support our ability to attract, motivate and retain top executive talent, and to align executive compensation with performance.

Our Executive Compensation Practices

Below we highlight our key executive compensation practices, both the practices we have implemented to drive performance, and the practices we have not implemented because we do not believe they would serve our shareholders’ interests.

What We Do		What We Do Not Do
✓	Performance-based, “at risk” short-term and long-term compensation	×	No liberal share recycling under our long-term incentive plan
✓	Heavy emphasis on variable pay	×	No excise tax gross-ups on a change in control
✓	Equity ownership guidelines	×	No repricing of underwater stock options
✓	Double-trigger vesting of cash severance payments and equity on a change in control	×	No hedging transactions or short sales by executive officers or directors permitted
✓	Independent compensation consultant	×	No significant perquisites
✓	Regular review of share utilization
✓	Claw back policy to recover wrongfully earned performance-based compensation associated with material financial misstatement

What Guides Our Program

Compensation Philosophy and Objectives

The Company’s executive compensation structure follows a “pay-for-performance” philosophy by providing a meaningful relationship between the compensation earned by our executives, the overall success of our organization, and the returns generated to our shareholders.

The overall objectives of our executive compensation program are to:

•        Attract and retain high-performing, industry leading talent who will build and sustain our long-term success;

•        Incentivize our executives to achieve financial and strategic goals in a way that creates and sustains long-term value, balancing both risk and reward;

•        Align the interests and financial incentives of our executives with shareholders’ interests; and

•        Ensure performance-based compensation does not encourage excessive risk taking.

Our executive compensation program is also intended to be market competitive. For 2023, the Committee approved a ‘‘total direct compensation opportunity’’ for each executive officer consisting of base salary, target short-term incentive compensation, and target long-term incentive compensation. The intent is for total direct compensation to be competitive among the comparator group, specifically targeting the pay comparator group median. The Committee also considers historical and individual circumstances, including tenure, experience, individual performance, retention factors, and the availability of comparable data for each position.

The Committee believes the majority of executive officer compensation should be “at-risk,’’ with the realized value heavily dependent upon the Company’s financial, operational, and shareholder return performance. We believe executive officers should be rewarded appropriately for their efforts when financial performance meets or exceeds established objectives. Likewise, incentive compensation may be below target or not be earned if performance does not meet established goals or thresholds. Additionally, we believe executive officers should also be evaluated on their leadership competencies and individual contributions and achievements on key non-financial company objectives that contribute to our vision of being the premier title services company. These beliefs form the foundation of our incentive compensation, which is designed to appropriately balance annual results and the Company’s sustained, multi-year success. Short-term awards are payable in cash, while long-term awards are equity-based.

Implementing the Philosophy in 2023

We believe one of the most important and primary objectives of our executive compensation program is to create a strong and meaningful relationship between the compensation earned by our executive officers and the long-term sustainable success of our Company and shareholders. During 2023, in support of this objective, the Committee determined that the performance goals under the STIP set in the fourth quarter of 2022 did not appropriately reflect the increased risk that the business forecasts used to establish 2023 performance goals could be materially inaccurate as a result of the Company’s inability to reasonably predict the timing, magnitude or direction of Federal Reserve monetary policy decisions and their resulting impact on the housing finance market. In response, the Committee widened the STIP performance ranges by lowering the threshold and increasing the maximum goals for our performance metrics. This resulted in threshold performance targets reflective of the downside risk to real estate activity and more rigorous maximum performance targets to minimize the risk of excessive payouts. The target performance goal for each performance metric was not adjusted and the payout opportunities for each NEO were not modified. The Committee believed this approach would better align with our pay-for-performance philosophy by reducing the risk of inaccurate forecasts contributing to either excessive or overly punitive payouts. See the “2023 Performance Metrics, Goals, Results and Bonus Payouts” section for more information.

To provide our NEOs and other executive officers with compensation that is competitive, target pay levels are generally set at the median for the pay comparator group with an opportunity to earn compensation in excess of the median in return for exceeding performance goals and conversely respond in cases where performance goals are not met.

Element	Purpose
Base Salary	Provides competitive fixed compensation and is established after considering external market rates, executive officer performance, company performance, experience, and desired pay mix.
Annual Short-Term Incentive

Designed to motivate our NEOs and other executive officers to achieve key annual measures of financial performance and to assess qualitative performance on key strategic objectives and demonstrated leadership competencies. Consistent with our philosophy, STIP awards are linked to metrics that our NEOs and other executive officers can directly influence and that we believe correlate strongly to positive shareholder returns.

Long-Term Incentives

LTI grants further incentivize our NEOs and other executive officers to drive shareholder value and foster a sense of company ownership. Our LTI’s equity-based awards and multi-year vesting schedule align NEO and other executive officer interests with those of our shareholders through the common goal of sustained stock price appreciation. Without positive stock price returns, the realized value of LTI grants will be less than the target value at the time of grant. Alignment is also reinforced through share ownership guidelines.

Our NEOs and other executive officers are eligible for additional benefits and limited perquisites in line with market practices as well as the same health and welfare benefits available to our general employee population.

2023 Pay Mix

The core principle of our executive compensation philosophy is to pay for performance. Accordingly, our executive officer compensation program is heavily weighted toward ‘‘at-risk’’ variable compensation.

We have three elements of total direct compensation: base salary, short-term incentive, and long-term incentive. As illustrated in the charts below, in 2023, 78% of target total direct compensation to Mr. Eppinger, our CEO, was variable and “at-risk”, while the average mix of other NEO target total direct compensation was 69% variable and “at-risk”.

Benchmarking and Pay Comparison

When considering our compensation practices and pay levels, the Committee reviews the compensation practices and pay levels of a comparator group of companies to determine market levels. Since there are only four publicly-held title insurance companies, and two of those are substantially larger than the Company, a pay comparator group was established by the Committee that reflects companies of comparable size that share a comparable labor market. The Committee periodically reviews the composition of this group to ensure that the companies in the group are relevant for comparative purposes and that the companies in the group have executive officer positions with similar scope and responsibilities.

To identify an appropriate comparison group, the Committee and its independent compensation consultant reviewed data for potential comparators relating to revenue (generally 0.5x to 2.0x our size), market capitalization, and sector within the insurance industry. The Committee also considered business focus (such as title companies, mortgage insurance companies, property/casualty insurance companies, mortgage companies, reinsurance companies, and similar companies within the insurance sector) and the relevance of the company as a comparator based on a ‘‘comparator of comparators’’ assessment, which includes comparator companies of the other publicly-held title companies.

For 2023, the Committee considered the Company’s size relative to the companies in last year’s comparator group and approved changes designed to maintain companies of comparable size. American Equity Investment Life Holding Company, CNO Financial Group, and Hilltop Holdings were removed considering business focus, and Employers Holdings, Enstar Group, James River Group Holdings, Safety Insurance Group, and United Fire Group were all removed considering their relatively smaller revenue size. American National Insurance Company was acquired in May 2022 and is no longer publicly traded. Cincinnati Financial Corporation, Rocket Companies, Erie Indemnity Company, Mr. Cooper Group, UWM Holdings Corporation, and PennyMac Financial Services were all added.

Pay Comparator Group:

Argo Group International Holdings, Ltd.	PennyMac Financial Services, Inc.
Cincinnati Financial Corporation	ProAssurance Corporation
Erie Indemnity Company	Radian Group Inc.
First American Financial Corporation	RLI Corp.
Horace Mann Educators Corporation	Rocket Companies, Inc.
Mercury General Corporation	Selective Insurance Group, Inc.
MGIC Investment Corporation	The Hanover Insurance Group, Inc.
Mr. Cooper Group Inc.	UWM Holdings Corporation
Old Republic International Corporation

Elements of 2023 NEO Compensation

Base Salaries

The Company pays an annual base salary to each NEO to provide the executive officer with a fixed rate of cash compensation during the year. In establishing base salaries, the Committee considers a variety of factors including, but not limited to, leadership and operational performance as it relates to an executive officer’s level of duties and responsibilities, the executive officer’s impact on the Company’s achievement of its strategic objectives, and the executive officer’s base salary relative to the base salaries of individuals in a similar role in peer companies.

In connection with its annual review of executive officer compensation, the Committee considered each NEO’s base salary, and in response to the downturn in the real estate market, elected not to make changes to salary levels for 2023 as shown in the table below:

NEO	2022 Base Salary	2023 Base Salary	% Change
Frederick H. Eppinger	$ 953,000	$ 953,000	0.0%
David C. Hisey	$ 513,500	$ 513,500	0.0%
Steven M. Lessack	$ 674,267	$ 674,267	0.0%
Tara S. Smith	$ 359,900	$ 359,900	0.0%
Elizabeth K. Giddens(1)		$ 350,000

(1)      Ms. Giddens became an executive officer January 1, 2023.

Short-Term Incentives

Short-Term Incentive Plan for 2023

The Committee believes short-term incentive compensation is a necessary component in providing a competitive pay opportunity. Further, we believe our short-term incentive approach should align to the Company’s overall objectives and contribute to creating shareholder value. We believe this is achieved by emphasizing financial metrics that our executive officers can directly influence and that strongly correlate to our stock performance and giving the Committee the ability to consider leadership competencies and individual contributions and achievements on key non-financial company objectives.

Setting Target Award Opportunities

The Committee established a short-term incentive target award amount for each NEO as a percentage of base salary. This target is used at the end of the year as the base point for determining any actual award earned. The Committee sets the target award opportunities based on each NEO’s level of responsibility and ability to impact our business results, as well as relative to benchmark pay data, as outlined on page 24.

The 2023 short-term incentive target award opportunities, which were the same as in 2022, were as follows:

NEO	Base Salary	Short-Term Incentive Target (as a % of Base Salary)	Short-Term Incentive Target ($)
Frederick H. Eppinger	$ 953,000	125%	$ 1,191,250
David C. Hisey	$ 513,500	100%	$ 513,500
Steven M. Lessack	$ 674,267	100%	$ 674,267
Tara S. Smith	$ 359,900	100%	$ 359,900
Elizabeth K. Giddens	$ 350,000	100%	$ 350,000

2023 Performance Metrics, Goals, Results and Bonus Payouts under the STIP

Consistent with the previous year, the Committee chose to maintain Net Revenue and Pre-Tax Margin as the financial metrics and maintain an Individual Qualitative metric in our 2023 STIP. The Committee believes Pre-Tax Margin and Net Revenue, as defined below, align our NEOs’ interests with the financial objectives of the Company and are two of the most important metrics used by shareholders to evaluate the financial performance of our business. The Individual Qualitative metric was maintained because we believe it further aligns our STIP to our compensation philosophy of incentivizing our executives to achieve financial and strategic goals in a way that creates and sustains long-term value. A heavier weighting on Pre-Tax Margin was maintained because we believe it provides the best measure of our progress towards improving our operating performance and executing on strategic priorities that will drive sustainable, long-term success. Additionally, we believe this heavier weighting better aligns our STIP with our shareholders because of the strong correlation of Pre-Tax Margin with stock price returns.

For Mr. Eppinger, Mr. Hisey, and Ms. Giddens, short-term incentive bonus payouts are based on the achievement of corporate goals. For Mr. Lessack and Ms. Smith, the short-term incentive bonus payout is a mix of corporate-level and business-specific goals tied to the business units they lead, as set forth in the tables below. Mr. Lessack was given a heavier weighting on his business-specific goals to reflect the significant influence his business unit’s performance has on the Company’s overall results. Ms. Smith was given a heavier weighting on her Business Unit Net Operating Revenue as compared to Business Unit Contribution Margin to align with the financials goals for Agency Services.

For each financial goal, the achievement of threshold performance results in a payout multiple of 50% of target, and the achievement of maximum performance results in a payout multiple of 200% of target. Performance below threshold levels results in no payout for that incentive component, and performance between threshold and maximum levels results in an interpolated payout between 50% and 200%.

Our performance target goals are set in alignment with our annual financial plan, which is developed in the fourth quarter of the preceding year and reviewed and approved by the Company’s Board of Directors no later than early in the first quarter. The development of our annual financial plan is a rigorous process that considers many factors including, but not limited to, prior year performance, industry data, key economic data and forecasts, Company strategic objectives, and long-term financial goals. The resulting target performance goals reflect performance that we feel balance reasonable attainment in the anticipated market environment and objective progress towards our longer-term financial goals that will benefit our shareholders. Target performance goals may be set above or below prior year actual results depending upon whether industry and financial forecasts expect a more favorable or challenging market environment compared to the previous year. Threshold and maximum performance target levels are then adjusted from target performance goals.

The target performance goals approved in the fourth quarter of 2022 for Pre-Tax Margin and Net Revenue were 5.15% – 5.65% and $1,632M, respectively. These targets were set below the prior year’s results and reflected the expectation that the housing market softening that started in the second half of 2022 would continue into 2023. Forecasts by Fannie Mae and the MBA expected total mortgage originations to decline 22% from 2022 and existing and new home sales to be lower by 17% and 9%, respectively. Additionally, the average 30-year mortgage interest rate was expected to be 5.8% for the full year compared to 5.3% for 2022.

Although we follow a rigorous process to develop our annual plan and use forecasts from sources such as Fannie Mae and the Mortgage Bankers Association, forecasting future rates and real estate activity can be difficult and unpredictable and result in market forecast assumptions that prove to be inaccurate. Since the title insurance business is highly sensitive to changes in the level of activity and sales prices in the real estate market, driven primarily by mortgage interest rates, sharp and unexpected changes in rates can significantly impact our revenues and margin. As a result, setting threshold and maximum performance goals is a difficult exercise. The Committee strives to set performance levels that create a range of achievement from threshold to maximum that reflects the risks and uncertainty of the anticipated business environment and align with payout opportunities that together, lead to strong pay-for-performance outcomes.

During 2023, following the release of the Federal Reserve meeting minutes in Q1 that significantly changed the expected direction of interest rates for the year, the Committee determined that the performance levels originally established in the fourth quarter of the preceding year were too narrow and did not create a range of achievement that accurately reflected the increased forecast risks associated with the uncertainty of interest rates. Additionally, the Committee considered the historical performance and payouts under the STIP and determined the use of narrower performance ranges contributed to significant volatility in the yearly payouts. As a result, the Committee decided to modify the original narrower ranges and adopt wider performance ranges to more appropriately reflect increased forecast risks and strengthen the alignment between payouts and performance achieved relative to actual market conditions. The Committee believed this approach would better align with our pay-for-performance philosophy by reducing the risk of inaccurate forecasts contributing to either excessive or overly punitive payouts.

In revising the threshold and maximum performance target goals for 2023, the Committee considered the increased uncertainty and volatility around interest rates and responded by setting wider performance ranges on both financial metrics compared to previous years. The target performance goal for each performance metric was not modified. For Pre-Tax Margin, the threshold performance goal was set 350 basis points below the low end of the target range and the maximum performance goal was set 350 basis points above the high end of the target range. This created a performance achievement range of 1.65% to 9.15%. For Net Revenue, the threshold and maximum performance goals were set 20% below and above the target performance goal, respectively, to create a performance achievement range of $1,306M to $1,958M. The Committee believed wider performance ranges would:

•        More effectively motivate and reward management to balance navigating a highly uncertain real estate market with creating long-term value.

•        More closely align with our pay-for-performance philosophy by reducing the impact of sharp and unexpected changes to the real estate market relative to the assumptions used to set performance target levels.

•        Create more rigor in achieving a maximum payout while reducing the risk of a demotivating outcome.

For 2024, in recognition of the continuing uncertainty of future rates and increased risk of forecasts being materially inaccurate as a result, the Committee intends to maintain the use of wider performance ranges.

The following tables provide a breakdown of targeted award opportunities, metrics used to determine short-term incentive payout, performance levels, performance results, and the actual short-term incentive payout as a percent of the target amount indicated in the table above for each NEO. Performance range numbers are rounded.

Financial Goal	Description
Pre-Tax Margin

Pre-Tax Margin is on an adjusted basis and calculated by dividing modified pre-tax profits by modified gross revenues. Modifications remove the effect of investment and other gains (losses), as well as the effects of non-recurring, unusual and/or extraordinary items as determined by the Committee.

Net Revenue

Net Revenue is on an adjusted basis and calculated by subtracting “Amounts retained by independent agencies” from modified gross revenue. Modifications remove the effect of investment and other gains (losses), as well as the effects of non-recurring, unusual and/or extraordinary items as determined by the Committee.

Individual Qualitative Metric

The Committee used the individual qualitative metric to consider each executive officer’s contributions towards key company strategic objectives and demonstrated leadership competencies. The following contributions and accomplishments were considered in evaluating each NEO’s individual performance:

Frederick H. Eppinger

•        Made and integrated acquisitions to expand service offerings, enhance technological capabilities, and grow market presence in certain strategic markets;

•        Continued to strengthen talent in key senior leadership positions;

•        Continued to lead the Company’s efforts to make progress on Sustainability objectives;

•        Continued to champion a culture of caring and community outreach; and

•        Continued to improve our employee value proposition by dedicating resources to enhance our health and welfare benefits offering, provide more learning and development opportunities for all employees, and support employee engagement.

David C. Hisey

•        Improved processes to more effectively support acquisitions in different stages;

•        Demonstrated progress towards enhancing capital, cash management and investment frameworks to improve returns; and

•        Continued to strengthen organization talent through successful hiring and succession planning.

Steven M. Lessack

•        Demonstrated progress on key leadership succession plans;

•        Demonstrated progress in market share growth in key markets; and

•        Implemented and executed operational improvements to increase revenue and reduce costs.

Tara S. Smith

•        Completed title production state expansion and enhanced the quality of our product in several key states;

•        Implemented model to support growth of key commercial accounts;

•        Continued deployment of technology solutions and enhancements to improve the experience of our Agents; and

•        Demonstrated progress towards revenue growth in key markets.

Elizabeth K. Giddens

•        Supported the Company’s sustainability efforts in partnership with the Sustainability Committee, and advised the Board and management with respect to corporate governance matters;

•        Demonstrated progress on leadership education for newly hired and acquired leaders;

•        Expanded Underwriter Mentorship Program; and

•        Launched new initiatives focused on Underwriter development.

Additionally, payout on the individual qualitative metric is capped at the higher of 1) Financial Metrics result or 2) Target payout.

Corporate Performance Goals — Mr. Eppinger, Mr. Hisey, and Ms. Giddens

Goal Weight	Goal	Performance Range			2023 Result	Actual Payout as a % of Target
		Minimum	Target	Maximum
60%	Corporate Pre-Tax Margin	1.65%	5.15% – 5.65%	9.15%	3.2%	72.1%
20%	Corporate Net Revenue	$1,306M	$1,632M	$1,958M	$1,444M	71.2%

Corporate and Business Unit Performance Goals — Mr. Lessack

Goal Weight	Goal	Performance Range			2023 Result	Actual Payout as a % of Target
		Minimum	Target	Maximum
16%	Corporate Pre-Tax Margin	1.65%	5.15% – 5.65%	9.15%	3.2%	72.1%
4%	Corporate Net Revenue	$1,306M	$1,632M	$1,958M	$1,444M	71.2%
48%	Contribution Margin (BU)(1)	19.7%	26.2%	32.7%	22.2%	69.2%
12%	Net Operating Revenue (BU)(1)	$788.8M	$1,051.7M	$1,314.7M	$879.2M	67.2%

(1)      The Business Unit (“BU”) for Mr. Lessack includes Direct Operations, Commercial Services, Asset Preservation Inc., Relocation Services, Stewart Insurance & Risk Management, and International Operations. Contribution Margin and Net Operating Revenue are calculated based on aggregate results and on an adjusted basis following the same description for Pre-Tax Margin and Net Revenue, respectively.

Corporate and Business Unit Performance Goals — Ms. Smith

Goal Weight	Goal	Performance Range			2023 Result	Actual Payout as a % of Target
		Minimum	Target	Maximum
32%	Corporate Pre-Tax Margin	1.65%	5.15% – 5.65%	9.15%	3.2%	72.1%
8%	Corporate Net Revenue	$1,306M	$1,632M	$1,958M	$1,444M	71.2%
8%	Contribution Margin (BU)(1)	32.1%	45.8%	59.5%	36.1%	64.7%
32%	Net Operating Revenue (BU)(1)	$158.3M	$243.5M	$328.8M	$187.2M	67.0%

(1)      The Business Unit (“BU”) for Ms. Smith is Agency Services. Contribution Margin and Net Operating Revenue are calculated based on aggregate results and on an adjusted basis following the same description for Pre-Tax Margin and Net Revenue, respectively.

The following table shows the calculation of each NEO’s actual 2023 short-term incentive bonus based on the target opportunity and total payout multiple from the results shown in the tables above. The Committee approved the payout of the individual qualitative metric at target for each NEO in recognition of their individual achievements and demonstrated leadership competencies. The Committee also considered the performance of the Company and believed that the executive officers and NEOs appropriately balanced short-term disciplined cost management activities with long-term investments that will benefit the Company and shareholders in the long term in a difficult operating environment.

NEO	Short-Term Incentive Target	Financial Metrics Payout (80% Weight)	Individual Qualitative Metric Payout (20% Weight)	Total Payout Multiple(1)	2023 Short-Term Incentive Payout
Frederick H. Eppinger	$ 1,191,250	71.9%	100.0%	77.5%	$ 923,527
David C. Hisey	$ 513,500	71.9%	100.0%	77.5%	$ 398,096
Steven M. Lessack	$ 674,267	69.6%	100.0%	75.7%	$ 510,896
Tara S. Smith	$ 359,900	69.2%	100.0%	75.4%	$ 271,358
Elizabeth K. Giddens	$ 350,000	71.9%	100.0%	77.5%	$ 271,341

(1)      Reflects the aggregate payout multiple from the results shown in the tables above.

Long-Term Incentives

Long-Term Incentive (LTI) Plan for 2023

We believe that long-term incentives are critical to helping the Company achieve alignment of shareholder and executive officer interests by rewarding NEOs for the creation of sustained shareholder value and providing us with a means to attract, retain, and motivate the high-caliber executive officers needed to achieve our desired performance goals.

For 2023, performance-based and time-based restricted stock units represented 60% and 40%, respectively, of the total value of the award based on the grant date fair value. This mix is intended to balance the achievement of performance goals with the importance of retaining key executive officers critical to executing our long-term strategy and delivering strong returns to our shareholders, and also recognizes market practices.

2023 Long-Term Awards (Number of Shares Underlying Awards)

The Committee believes that LTI awards with multi-year vesting schedules encourage retention of key leaders and contribute to a culture of ownership. Additionally, to realize any upside from the target grant value, we need to continue to execute on key long-term strategic objectives and deliver results that drive long-term growth in our stock, which closely aligns to the interests of our shareholders and is a key objective of our executive compensation program.

NEO	Time-Based Restricted Stock Units	Performance Based Restricted Stock Units
Frederick H. Eppinger	20,975	31,463
David C. Hisey	10,046	15,069
Steven M. Lessack	6,595	9,893
Tara S. Smith	3,520	5,280
Elizabeth K. Giddens	3,423	5,135

Time-Based Restricted Stock Units

Time-based equity awards are granted in the form of restricted stock units. These are intended to encourage the retention of our NEOs and align their interests with those of shareholders by providing a continuing incentive to increase shareholder value. The realized value of the award depends on the Company’s share price at the time awarded units vest. The time-based restricted stock units vest in equal annual installments over three years from the grant date of the award.

Performance Based Restricted Stock Units

Performance-based equity awards are granted in the form of restricted stock units and are subject to both performance and time restrictions and are either earned at 100% of the target grant or forfeited. For the performance restriction to be met, the Company must achieve a certain target percentage of Pre-Tax Margin (as defined previously) in three out of seven quarters beginning with Q2 2023 and ending with Q4 2024. If the performance restriction is not met, then the full award will be forfeited. The Committee felt achievement of the target in three out of seven quarters provided the best balance of incentivizing sustainable long-term performance with the risk and challenges of predicting future performance in the real estate market which can be highly volatile largely due to interest rate changes. The time restriction is considered met on the third anniversary of the grant date.

The Committee considered many different metrics but decided to maintain Pre-Tax Margin because it provides a strong measure of management’s operational performance and has a strong correlation to shareholder returns. Additionally, a key part of our long-term strategy is to build a stable and resilient company that can sustain the ups and downs of a full real estate cycle. The Committee believes Pre-Tax Margin aligns well to measuring management’s execution on our long-term strategy, which can have a significant impact on long-term shareholder returns. Although Pre-Tax Margin is also used in our STIP, the Committee believes that along with the approach used to set the targets in each plan as well as the design of each plan, it provides the best and most direct way to retain and reward our NEOs for their performance and align their compensation with the interests of our shareholders.

In setting the Pre-Tax Margin target for 2023, the Committee considered many factors including historical Pre-Tax Margin performance, key economic and real estate market forecasts, and progress made on our long-term strategy. These factors were weighed against the objectives of our LTI program and the Committee decided to set the target for the 2023 grant at 5.0%. We believed this target provided a balance between setting an attainable and sustainable level of operational performance and the difficulty and uncertainty of predicting future performance. Additionally, we believed it was appropriate to set the target below the prior year’s target because of the softening of the real estate market largely due to rising interest rates.

The Committee believes the design of our performance-based restricted stock units promote a strong pay and performance alignment. The use of Pre-Tax Margin provides a metric that strongly contributes to total shareholder returns and is a metric that management can directly influence. It is measured over a period that can be reasonably forecast and balances attainability with a sustainable level of operational performance. Additionally, the award can only be earned at a maximum 100% of the target grant if the performance restriction is met. This means that for executive officers to realize any upside over the three-year vesting period, shareholder returns must be positive.

The Decision-Making Process

The Committee, Management, and the Committee’s independent compensation consultant collaborate in designing the executive officer compensation plans with the shared goal of developing and implementing a program that will assist the Company in the accomplishment of its strategic objectives, provide meaningful reward opportunities for NEOs and other executive officers, and promote shareholder value.

The Role of the Compensation Committee

The Committee is comprised solely of independent, non-employee members of the Board of Directors and oversees all components of the executive officer compensation program. Details of the Committee’s authority and responsibilities are specified in its Charter, which is available at stewart.com/corporate-governance.

The Committee determines the components and amount of compensation for our NEOs and other executive officers and provides overall guidance for employee compensation policies and programs. The Committee reserves the right to make modifications to annual incentive plans and retains an independent compensation consultant to receive guidance and insight on best practices. The Committee reviews and sets the compensation of the CEO, evaluates CEO performance and compensation in executive session without management present, and consults with the CEO for compensation recommendations for other executive officers. The CEO’s recommendations are based on the achievement of targeted metrics, performance of the individual’s respective business or function, the individual’s contribution to the Company’s short-term and long-term success and employee retention considerations. The Committee reviews current compensation best practices with its independent compensation consultant, considers our CEO’s recommendations and approves, in its sole discretion, any compensation changes affecting our executive officers.

The Role of Management

Members of management assist the Committee by providing individual and aggregate pay recommendations that management believes recognize individual contributions and provide market-competitive compensation for executive officers that is consistent with the Company’s compensation philosophy. As part of this process, management engages with the Committee regarding the information provided on market trends, potential compensation plan designs, and industry trends, before making recommendations to the Committee. In support of 2023 compensation plans, management:

•        Recommended base salaries and short-term and long-term incentive target levels for executive officers other than the CEO; and

•        Proposed incentive metrics, targeted performance levels including threshold and maximum performance levels, and plan components for the short-term and long-term incentive plans.

At the end of the 2023 performance year, management reviewed metric-based performance relative to goals in 2023 for each executive officer, and the CEO presented recommendations regarding short-term and long-term incentive award payouts for each of the executive officers aside from himself.

The Committee reviews and discusses management’s recommendations in executive session in conjunction with its independent compensation consultant, when making compensation decisions or recommendations to the full Board.

The Role of the Compensation Consultant

For the 2023 plan year, the Committee engaged Mercer (US) LLC (“Mercer”) to assist in providing a comprehensive assessment of its executive officer compensation programs.

The Committee’s independent compensation consultant provides various executive officer compensation services to the Committee. Generally, these services include advising the Committee on the principles of our executive officer compensation program and providing market information and analysis regarding the competitiveness of our program design and award values in relation to performance. In addition, the consultants attended meetings of the Committee, as requested by the Committee Chair.

The NYSE has adopted guidelines for compensation committees to consider when evaluating Compensation Committee advisor independence. The Committee reviewed these guidelines and determined that Mercer is an independent consultant under these guidelines. Mercer performed no services for the Company other than services for the Committee regarding executive officer and non-employee director compensation.

Management communicated with the consultants and provided data to them regarding executive officers but did not direct the consultants’ activities, which were directed by the Committee.

The Committee maintains sole authority to select, retain, terminate, and approve fees and other retention terms of the relationship with the compensation consultant.

Executive Compensation Risk Mitigation

The Committee does not believe that the Company’s compensation policies and practices encourage excessive or unnecessary risk-taking by our executive officers and other employees. Moreover, the Committee believes that our compensation program is designed with an appropriate mix of compensation to mitigate these risks. Practices include:

•        Setting base compensation for executive officers within reasonable ranges of our competitive market and rewarding executive officers through our short-term and long-term incentive plans for exceptional performance when the Company outperforms to align management’s interests with shareholders’ interests;

•        Assuring the Committee maintains discretion to consider any imprudent risk assumption or action that led to short-term gains or otherwise unduly contributed to the attainment of specific objectives and to adjust awards accordingly;

•        Incorporating performance-based long-term incentives, which encourage consistent behavior and reward long-term, sustained Company performance;

•        Prohibiting trading of derivatives or hedging by executive officers and directors, as required in the Company’s Securities Trading and Investment Policy;

•        Maintaining a claw back policy to recover any performance-based compensation paid to current and former executive officers, including stock-based awards that is determined to have been wrongfully earned in light of a financial restatement;

•        Benchmarking current compensation practices, policies and pay levels with our pay comparator group on a routine basis;

•        Requiring a mandatory forfeiture of grants of unvested equity upon a termination by the Company for cause;

•        Ensuring that the Company’s executive officer compensation program is overseen by a committee of independent directors, who are advised as needed by both internal and external risk experts; and

•        Using share ownership guidelines that require executives to retain a specified ownership level of equity awards.

Stock Ownership Guidelines

A significant focus of our compensation philosophy is on aligning the interests of our executive officers with those of our shareholders. In 2017, the Company implemented stock ownership guidelines, as presented in the table below.

Under the established stock ownership guidelines, the required levels of ownership as a multiple of base salary is five times for the CEO and two times for other NEOs. These levels of ownership must be achieved within a five-year period from either the date the guidelines became effective or the time an individual becomes an executive officer, whichever is later.

The Committee annually monitors stock ownership requirements and the progress of executive officers toward achieving those guidelines. In making this determination, the Committee considers Common Stock beneficially owned by the executive officer (but excluding options whether or not exercisable), and time-based restricted stock granted to the executive officer.

As of December 31, 2023, Messrs. Eppinger, Hisey, Lessack and Ms. Smith have achieved their respective guideline ownership levels. Ms. Giddens is still within the five-year timeframe to comply.

Named Executive Officer	Guideline Ownership Level as Multiple of Salary
Frederick H. Eppinger	5x
David C. Hisey	2x
Steven M. Lessack	2x
Tara S. Smith	2x
Elizabeth K. Giddens	2x

Equity Award Policies

The Committee has a policy against making equity grants to our executive officers until any material non-public information has been disclosed to the public.

Claw Back Policy

Effective October 2, 2023, we amended our compensation recovery policy (“claw back policy”) in compliance with the NYSE’s listing standards. Our claw back policy provides for the recovery of erroneously awarded incentive-based compensation paid to current and former executive officers in the event of an accounting restatement, without regard to any fault or misconduct, unless such recovery is impracticable. The claw back policy covers all incentive-based compensation as defined in the final rule, which includes performance-based awards granted under the 2020 Incentive Plan and annual cash-based bonus awards under our STIP.

Hedging and Pledging

The Company’s Securities Trading and Investment Policy prohibits any director, executive officer, employee, or any Section 16 Reporting Person from engaging in transactions designed to insulate them from changes in the Company’s stock price. The Company’s anti-hedging policy prohibits our directors, executive officers, Section 16 Reporting Persons, and all other employees from entering into transactions that include (without limitation) equity swaps or short sales of our securities, margin accounts or pledges of our securities, and hedges or monetization transactions involving our securities that are designed to offset any decrease in the market value of the Company’s securities. In addition, the purchase or sale of puts, calls, options, or other derivative securities based on the Company’s securities is prohibited under this policy and borrowing against any account in which our securities are held is prohibited.

Health and Welfare Plans

The Company’s executive officers, along with all other employees, are eligible to participate in our medical, dental, vision, life, accidental death and disability, long-term disability, short-term disability, and other applicable employee benefits. In addition, executive officers and other key personnel are provided an executive benefit plan that consists of additional Company-paid long-term disability and group variable life insurance basic coverage.

Defined Contribution Plan

The primary tax qualified long-term compensation plan offered to Company employees in the United States is the Stewart 401(k) Savings Plan. Executive officers participate in this plan on the same terms as our other employees.

Deferred Compensation Plan

The Salary Deferred Compensation Plan is a nonqualified, elective, deferred compensation plan designed to supplement any existing qualified plans and provide an extra financial benefit to key personnel and highly compensated employees. The Company supports this plan as an additional method for key personnel and highly compensated employees to defer all or a portion of their salary, commissions, and bonus to plan for retirement. Assets are held in a separate rabbi trust to pay plan benefits. Rabbi trust assets are subject to the claims of creditors of the Company in the event of bankruptcy. None of the NEOs contributed to this plan in 2023.

Executive Officer Employment Agreements

The Board has approved, based on the recommendation of the Committee, the provision of certain post-termination benefits to executive officers to encourage their continued leadership and commitment in the event of a change in control. In exchange for the benefits provided under each agreement, executive officers are required to agree to certain confidentiality, non-competition, and non-solicitation covenants which the Committee believes are valuable to us when an executive officer’s employment terminates. In addition, the Committee believes that executive officers should be provided with an inducement to remain in the service of our Company in the event of any proposed or anticipated change in control of our Company in order to facilitate an orderly transition, without placing the executive officer in a position where he or she is concerned about being terminated without compensation in connection with such a transaction.

Individual employment agreements exist between each NEO and the Company. The employment agreements articulate the terms and conditions of an executive officer’s employment with the Company, including termination provisions and applicable restrictive covenants. The Committee believes the employment agreements provide assurance to the executive officers by articulating employment terms not subject to change except by annual action.

Generally, each agreement contains the following provisions:

•        Term:    following the completion of the initial term, each agreement will automatically be extended annually for a one-year term, unless at least 90 days prior to the applicable renewal date either party gives written notice that the term should not be further extended after the next termination date. Mr. Eppinger has an employment term concluding on December 31, 2025. Following the completion of the existing term for Mr. Eppinger, the agreement will automatically be extended annually for additional one-year terms, unless at least 90 days prior to the applicable renewal date either party gives written notice that the term should not be further extended after the next termination date.

•        Salary:    initial annual base salary, subject to annual review and increase by the Board.

•        Short-Term and Long-Term Incentive Participation:    opportunity to participate in the Company’s short- and long-term incentive plans are subject to annual review by the Committee. No guaranteed amounts are paid under either our short-term or long-term incentive plans, except as set forth in any accelerated vesting provisions of the respective agreements.

•        Benefit Plan Participation:    opportunity to participate in other Benefits offered to employees such as group life, qualified Employee Stock Purchase Plan (“ESPP”), medical plan, and other fringe benefits.

•        Perquisites:    perquisites include normal paid association and membership dues, executive development up to $5,000, financial planning services, and additional executive life insurance and disability benefits for all NEOs. Mr. Eppinger received a monthly housing allowance and participated in the Director Charitable Matching Gift Program in 2023. Mr. Lessack received monthly auto allowances. These are described in more detail in the “All Other Compensation” section.

•        Severance and Change in Control Provisions:    described in more detail in the “Potential Payments upon Termination or Change in Control” section.

•        Additional Stockholder-Friendly Requirements:    minimum Company stock ownership requirements and restricted covenants including confidentiality, non-competition, and non-solicitation.

Option Agreement Amendment

As previously disclosed, on March 8, 2023, the Compensation Committee adopted an amendment (the “Option Amendment”) to the outstanding stock option award agreements, other than any such agreements with Mr. Eppinger. The Option Amendment provides that, if the option holder’s employment with the Company is terminated in connection with a Qualifying Retirement (as defined below), the exercise period for such option shall be extended to the lesser of five years from the date of such Qualifying Retirement and the remaining term of the option. The Compensation Committee adopted the Option Amendment in order to harmonize the terms of its stock option award agreements with the terms of its restricted stock unit award agreements — which was an issue initially highlighted for the Compensation Committee in connection with the retirement of a former executive officer at the end of 2022. Additionally, the Compensation Committee determined that it was appropriate to extend the exercise period so that retirement eligible employees would not defer retirement when stock options may be underwater due to factors primarily related to the current macroeconomic environment.

A Qualifying Retirement means (a) such employee’s employment is terminated by reason of (i) voluntary resignation by the employee at or after age sixty (60) with at least five (5) years of continuous employment with the Company or a subsidiary of the Company or (ii) voluntary resignation by the employee at or after age sixty-five (65), and (b) such employee executes, delivers, and does not revoke, a full release of claims against the Company on or after the date the employee ceases to be employed by the Company in the form provided by the Company.

EXECUTIVE COMPENSATION

Summary of Compensation

The following table summarizes compensation information for each of our NEOs for the three years ended December 31, 2021, 2022, and 2023, for each year they were NEOs.

Summary Compensation Table

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	SEC Total
Frederick H. Eppinger Chief Executive Officer	2023	$953,000	$2,144,190		$923,527	$142,210	$4,162,926
	2022	$953,000	$2,144,198		$671,432	$171,683	$3,940,313
	2021	$879,750	$1,583,464	$406,440	$2,199,375	$78,626	$5,147,655
David C. Hisey Chief Financial Officer and Treasurer	2023	$513,500	$1,026,952		$398,096	$48,826	$1,987,374
	2022	$513,500	$1,396,900		$289,427	$103,980	$2,303,807
	2021	$493,750	$789,975	$202,763	$987,500	$128,578	$2,602,566
Steven M. Lessack Group President	2023	$674,267	$674,194		$510,896	$52,144	$1,911,501
	2022	$674,267	$674,139		$374,045	$62,360	$1,784,811
	2021	$565,000	$701,863	$116,008	$1,130,000	$89,170	$2,602,041
Tara S. Smith Group President	2023	$359,900	$359,832		$271,358	$38,935	$1,030,025
	2022	$359,900	$359,867		$224,193	$38,111	$982,071
	2021	$305,000	$243,946	$62,619	$610,000	$29,922	$1,251,487
Elizabeth K. Giddens Chief Legal Officer and Corporate Secretary	2023	$350,000	$349,937		$271,341	$23,305	$994,583

(1)      Represents grant date fair value of stock awards granted in the designated year calculated in accordance with FASB ASC Topic 718. For additional information regarding such computations and any related assumptions, see Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. More information on fiscal 2023 Stock Awards is set forth in ‘‘Compensation Discussion and Analysis — Elements of 2023 NEO Compensation — Long-term Incentives’’ and in ‘‘Grants of Plan-Based Awards’’ below.

(2)      Represents grant date fair value of stock options granted to each NEO in the designated year completed in accordance with FASB ASC Topic 718.

(3)      Represents cash incentive awards paid to the NEOs. More information on fiscal 2023 Non-Equity Incentive Plan Compensation is set forth in “Compensation Discussion and Analysis — Elements of 2023 Named Executive Officer Compensation,” and “Compensation Discussion and Analysis — 2023 Performance Metrics, Goals, Results, and Bonus Payouts.”

(4)      See the following table captioned “All Other Compensation.”

All Other Compensation

Item	Frederick H. Eppinger	David C. Hisey	Steven M. Lessack	Tara S. Smith	Elizabeth K. Giddens
Other Compensation
Life Insurance	$7,848	$6,480	$15,157	$922	$1,190
Long-Term Disability Insurance Premiums – UNUM IDI	$5,027	$6,836	$3,132	$3,768	$1,133
Long-Term Disability Insurance Premiums Group Basic LTD	$723	$723	$723	$723	$723
Restricted Stock Dividends	$49,287	$24,387	$10,732	$7,197	$0
401(k) Matching Contribution	$10,400	$10,400	$10,400	$10,400	$10,400
Perquisites
Auto Allowance			$12,000
Director Charitable Matching Gift Program	$5,000
Financial Planning Services	$15,925			$15,925	$9,860
Housing Allowance	$48,000
Total	$142,210	$48,826	$52,144	$38,935	$23,305

Grants of Plan-Based Awards

The following table sets forth information concerning individual grants of plan-based equity and non-equity awards for the year ended December 31, 2023.

Name	2023 Grant Date	Short-Term Incentive Plan Awards			Performance Based Long-Term Incentive Plan Awards	Time Based Long-Term Incentive Plan Awards	Stock Options	Grant Date Fair Value of LTI Awards
		Threshold	Target	Maximum
Frederick H. Eppinger	Jan 1(1)	$595,625	$1,191,250	$2,382,500
	Mar 8(2)				31,463			$1,286,522
	Mar 8(3)					20,975		$857,668
David C. Hisey	Jan 1(1)	$256,750	$513,500	$1,027,000
	Mar 8(2)				15,069			$616,171
	Mar 8(3)					10,046		$410,781
Steven M. Lessack	Jan 1(1)	$337,134	$674,267	$1,348,534
	Mar 8(2)				9,893			$404,525
	Mar 8(3)					6,595		$269,670
Tara S. Smith	Jan 1(1)	$179,950	$359,900	$719,800
	Mar 8(2)				5,280			$215,899
	Mar 8(3)					3,520		$143,933
Elizabeth K. Giddens	Jan 1(1)	$175,000	$350,000	$700,000
	Mar 8(2)				5,135			$209,970
	Mar 8(3)					3,423		$139,966

(1)      Reflects 2023 Short-term Incentive Award. More information on fiscal 2023 Non-Equity Incentive Plan Awards is set forth in “Compensation Discussion and Analysis — 2023 Performance Metrics, Goals, Results, and Bonus Payouts.”

(2)      Reflects grant of Performance-Based Restricted Stock Units. For the performance restriction to be met, the Company must achieve 5.0% or greater Pre-Tax Margin in three of seven quarters from Q2 2023 through Q4 2024. 100% of the granted units will be forfeited if the performance restriction is not met. The time restriction is considered met on the third anniversary of the grant date. The grant date fair value is the closing price of the stock ($40.89 on March 8, 2023) on the grant date. More information on fiscal 2023 Equity Incentive Plan Awards is set forth in “Compensation Discussion and Analysis — Long-Term Incentive Plan for 2023.”

(3)      Reflects grant of Time-Based Restricted Stock Units that vest ratably over three years, commencing on the first anniversary of the grant date. The grant date fair value is the closing price of the stock ($40.89 on March 8, 2023) on the grant date. More information on fiscal 2023 Equity Incentive Plan Awards is set forth in “Compensation Discussion and Analysis — Long-Term Incentive Plan for 2023.”

Stock Vested

The following table includes time-based shares granted in 2020, 2021, and 2022 that vested in the 2023 calendar year.

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Frederick H. Eppinger	15,805	$699,705
David C. Hisey	7,783	$344,826
Steven M. Lessack	3,798	$162,189
Tara S. Smith	2,378	$104,267

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning the outstanding equity awards held by each of our NEOs for the year ended on December 31, 2023.

This table includes time-based restricted stock units granted in 2021, 2022 and 2023 and performance-based units granted in 2021, 2022, and 2023. The time-based restricted stock units vest in three equal annual installments on each of the first three anniversaries of the grant date unless otherwise noted. The closing price on December 31, 2023, the last trading day in 2023, was $58.75.

		Option Awards				Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Time-Based Shares or Units That Have Not Vested (#)	Market Value of Time-Based Shares or Units That Have Not Vested ($)	Number of Performance- Based Shares or Units That Have Not Vested (#)	Market Value of Performance- Based Shares or Units That Have Not Vested ($)
Frederick H. Eppinger	2/7/2020	143,437		39.76	2/7/2030
	3/10/2021	21,993	21,994	53.24	3/10/2031	4,967	291,811	9,904(1)	581,860
	3/9/2022					8,879	521,641	0(2)	0
	3/8/2023					20,975	1,232,281	31,463(3)	1,848,451
David C. Hisey	2/7/2020	71,250		39.76	2/7/2030
	3/10/2021	10,972	10,972	53.24	3/10/2031	2,477	145,524	4,942(1)	290,343
	3/9/2022					9,997(4)	587,324	0(2)	0
	3/8/2023					10,046	590,203	15,069(3)	885,304
Steven M. Lessack	2/7/2020	22,125		39.76	2/7/2030
	3/10/2021	6,278	6,277	53.24	3/10/2031	1,418	83,308	2,826(1)	166,028
	3/9/2022					2,791	163,971	0(2)	0
	3/8/2023					6,595	387,456	9,893(3)	581,214
Tara S. Smith	2/7/2020	19,443		39.76	2/7/2030
	3/10/2021	3,388	3,389	53.24	3/10/2031	765	44,944	1,526(1)	89,653
	3/9/2022					1,490	87,538	0(2)	0
	3/8/2023					3,520	206,800	5,280(3)	310,200
Elizabeth K. Giddens	3/8/2023					3,423	201,101	5,135(3)	301,681

(1)      Performance-based Restricted Stock Units that vest following the end of the three-year measurement period when the Committee certifies if the performance restriction is met. For the performance restriction to be met, the Company must achieve 6.75% or greater Pre-Tax Margin in two of the four calendar year quarters in 2021, 2022, and 2023, with each calendar year representing approximately one-third of the granted units. As of December 31, 2023, the performance restriction was expected to be met for 2021 and 2022 and not met for 2023. Units shown in the table reflect the expected payout of approximately two-thirds of the granted units. On February 28, 2024, the Committee certified that the performance restriction was met for the 2021 and 2022 performance periods. The performance restriction was not met for the 2023 performance period.

(2)      Performance-based Restricted Stock Units that vest on the third anniversary of the grant date if the performance restriction is met. For the performance restriction to be met, the Company must achieve 7.75% or greater Pre-Tax Margin in three of seven quarters from Q2 2022 through Q4 2023. As of December 31, 2023, the performance restriction was not expected to be met. Units shown in the table reflect the expected payout of 0% of the granted units. On February 28, 2024, the Committee certified that the performance restriction was not met and 100% of the granted units were forfeited.

(3)      Performance-based Restricted Stock Units that vest on the third anniversary of the grant date if the performance restriction is met. For the performance restriction to be met, the Company must achieve 5.0% or greater Pre-Tax Margin in three of seven quarters from Q2 2023 through Q4 2024.

(4)      Includes 5,745 Time-based Restricted Stock Units that vest on the second anniversary of the grant date.

Nonqualified Deferred Compensation Plans

The Company previously established the Deferred Compensation Plan as described on page 34. None of our NEOs deferred 2023 compensation under the plan or have an existing balance.

Potential Payments upon Termination or Change in Control

Each of the NEOs (or their beneficiaries) are entitled to certain payments upon termination of employment. The table below represents the payments owed under each termination category.

Payment	Death	Disability	Retirement(1)	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason”(1)	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason” in connection with Change in Control(1)
Accrued Amounts(2)	Yes	Yes	Yes	Yes	Yes
Retirement or Severance Payments	Not applicable	Not applicable	None for CEO; 1 times base salary for other NEOs	2 times base salary for CEO; 1 times base salary for other NEOs	2 times base salary for all NEOs
Short-Term Incentive	Prorated incentive target for full months employed	Prorated incentive target for full months employed	None for CEO; 1 times incentive target for other NEOs	Not applicable	2 times incentive target for all NEOs
Time-Based Long-Term Incentive	Delivered per vesting schedule on a pro-rata basis	Delivered per vesting schedule on a pro-rata basis	None for CEO; Delivered per vesting schedule without proration for other NEOs	Delivered per vesting schedule on a pro-rata basis	Accelerated and fully vested at target(3)
Performance-Based Long-Term Incentive	Delivered per vesting schedule on a pro-rata basis, upon attainment of performance criteria	Delivered per vesting schedule on a pro-rata basis, upon attainment of performance criteria	None for CEO; Delivered per vesting schedule on a pro-rata basis, upon attainment of performance criteria for other NEOs	Delivered per vesting schedule on a pro-rata basis, upon attainment of performance criteria	Accelerated and fully vested at target(3)
Stock Options(4)	Only vested Stock Options are exercisable	Only vested Stock Options are exercisable	Only vested Stock Options are exercisable	Only vested Stock Options are exercisable	Accelerated and fully vested
COBRA Continuation (Medical Insurance)	Not applicable	Employer paid portion up to 12 months	None for CEO; Employer paid portion up to 12 months for other NEOs	Employer paid portion up to 18 months for CEO; 12 months for other NEOs	Employer paid portion up to 18 months for CEO; 12 months for other NEOs
Outplacement Services	Not applicable	Not applicable	Not applicable	None for CEO; Up to $10,000 for other NEOs	None for CEO; Up to $10,000 for other NEOs

(1)      A general release of claims is required in exchange for payments made for a termination tied to retirement, involuntary termination without cause, voluntary resignation for good reason, or in connection with a change in control.

(2)      As of the date of termination, any accrued but unpaid base salary, accrued but unused vacation time, earned but unpaid short-term incentive and long-term incentive payments for the prior fiscal year, vested employee benefits (401(k) Plan) and expenses entitled for reimbursement are collectively known as “Accrued Amounts”. This payment applies to all types of terminations except termination for “Cause”.

(3)      Under the 2018 Incentive Plan and 2020 Incentive Plan, all grants require a “double trigger” to accelerate or modify vesting conditions after a change in control, requiring both a change in control event and a qualifying termination of employment before any vesting will be accelerated.

(4)      In the event of death or disability, vested Stock Options must be exercised on the earlier of one year following the termination of employment or the expiration date. In the event of retirement, vested Stock Options must be exercised on the earlier of five years following the termination of employment or the expiration date. For the other termination categories, vested Stock Options must be exercised on the earlier of 60 days following the termination of employment or the Expiration Date.

All NEOs are required to sign a document obligating confidentiality, as well as a 12-month non-competition and non-solicitation covenant. If the NEOs violate any provisions, they forfeit all unvested awards and incentive plan benefits.

In addition to the payments and provisions above, if Mr. Eppinger and the Company agree to mutually separate upon the conclusion of the employment term on December 31, 2025, he will be entitled to his unvested time-based long-term incentives delivered as per the vesting schedule, and unvested performance-based long-term incentives delivered as per the vesting schedule, upon attainment of performance criteria.

The tables below show details of payout amounts under each termination category if they would have occurred on December 31, 2023. Long-term incentive values reflect the closing price of our Common Stock of $58.75 on December 31, 2023 multiplied by the target number of unvested shares/units for each NEO. Stock Options values reflect the aggregate value of the difference between the closing price of our Common Stock of $58.75 on December 31, 2023 and the per share exercise prices multiplied by the number of vested Options for each NEO. Long-term incentive forfeiture provisions and pro-rata calculations have been incorporated as applicable.

Frederick H. Eppinger	Death	Disability	Retirement(1)	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason”	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason” in connection with Change in Control
Cash Severance or Retirement Payments				$1,906,000	$1,906,000
Short-Term Incentive	$1,191,250	$1,191,250			$2,382,500
Time-Based Long-Term Incentive	$1,050,215	$1,050,215		$1,050,215	$2,045,734
Performance-Based Long-Term Incentive	$2,272,215	$2,272,215		$2,272,215	$3,895,771
Stock Options	$2,845,050	$2,845,050		$2,845,050	$2,966,237
COBRA Continuation (Medical Insurance)		$18,045		$27,067	$27,067
Total	$7,358,730	$7,376,775	$0	$8,100,547	$13,223,309

(1)      As of December 31, 2023, per his employment agreement Mr. Eppinger was not eligible for retirement benefits and would therefore not receive any payments under that termination category.

David C. Hisey	Death	Disability	Retirement	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason”	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason” in connection with Change in Control
Cash Severance or Retirement Payments			$513,500	$513,500	$1,027,000
Short-Term Incentive	$513,500	$513,500	$513,500		$1,027,000
Time-Based Long-Term Incentive	$846,235	$846,235	$1,323,050	$846,235	$1,323,050
Performance-Based Long-Term Incentive	$1,105,675	$1,105,675	$1,105,675	$1,105,675	$1,883,290
Stock Options	$1,413,493	$1,413,493	$1,413,493	$1,413,493	$1,473,949
COBRA Continuation (Medical Insurance)		$18,045	$18,045	$18,045	$18,045
Outplacement Services				$10,000	$10,000
Total	$3,878,903	$3,896,948	$4,887,263	$3,906,948	$6,762,333
Steven M. Lessack	Death	Disability	Retirement	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason”	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason” in connection with Change in Control
Cash Severance or Retirement Payments			$674,267	$674,267	$1,348,534
Short-Term Incentive	$674,267	$674,267	$674,267		$1,348,534
Time-Based Long-Term Incentive	$321,656	$321,656	$634,735	$321,656	$634,735
Performance-Based Long-Term Incentive	$689,020	$689,020	$689,020	$689,020	$1,199,558
Stock Options	$454,746	$454,746	$454,746	$454,746	$489,332
COBRA Continuation (Medical Insurance)		$7,909	$7,909	$7,909	$7,909
Outplacement Services				$10,000	$10,000
Total	$2,139,689	$2,147,597	$3,134,943	$2,157,597	$5,038,601

Tara S. Smith	Death	Disability	Retirement(1)	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason”(1)	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason” in connection with Change in Control
Cash Severance or Retirement Payments				$359,900	$719,800
Short-Term Incentive	$359,900	$359,900			$719,800
Time-Based Long-Term Incentive	$172,138	$172,138		$172,138	$339,281
Performance-Based Long-Term Incentive	$369,303	$369,303		$369,303	$641,785
Stock Options	$387,890	$387,890		$387,890	$406,564
COBRA Continuation (Medical Insurance)		$18,578		$18,578	$18,578
Outplacement Services				$10,000	$10,000
Total	$1,289,230	$1,307,809	$0	$1,317,809	$2,855,808

(1)      As of December 31, 2023, Ms. Smith was not retirement eligible due to her age and therefore would not receive any payments under that termination category.

Elizabeth K. Giddens	Death	Disability	Retirement(1)	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason”	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason” in connection with Change in Control
Cash Severance or Retirement Payments				$350,000	$700,000
Short-Term Incentive	$350,000	$350,000			$700,000
Time-Based Long-Term Incentive	$66,975	$66,975		$66,975	$201,101
Performance-Based Long-Term Incentive	$100,521	$100,521		$100,521	$301,681
Stock Options
COBRA Continuation (Medical Insurance)
Outplacement Services				$10,000	$10,000
Total	$517,496	$517,496	$0	$527,496	$1,912,783

(1)      As of December 31, 2023, Ms. Giddens was not retirement eligible due to her age and therefore would not receive any payments under that termination category.

Compensation of Directors

Our directors received fees as follows during the year ended December 31, 2023:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total
Thomas G. Apel	$220,000	$85,000	$5,000(3)	$310,000
C. Allen Bradley, Jr.	$102,500	$85,000	$5,000(3)	$192,500
Robert L. Clarke	$35,000	$170,000	$5,000(3)	$210,000
William S. Corey	$110,000	$85,000	$5,000(3)	$200,000
Deborah Matz	$107,500	$85,000	$5,000(3)	$197,500
Matthew W. Morris	$85,000	$85,000	$5,000(3)	$175,000
Karen R. Pallotta	$112,500	$85,000	$0	$197,500
Manolo Sanchez	$107,500	$85,000	$5,000(3)	$197,500
Helen Vaid	$80,327	$67,388	$0	$147,715

(1)      The annual stock award to non-management directors elected at the 2023 annual meeting of stockholders was valued based on the market value per share of Common Stock at the close of business on May 17, 2023. The non-management directors received approximately $85,000 or $170,000 in unrestricted stock as noted, rounded to the nearest whole share, with the exception of Helen Vaid, who was appointed to the Board effective August 1, 2023, and appointed to committees effective November 9, 2023, for which she received pro-rated annual and committee retainers.

(2)      The directors are eligible to participate in the Director Charitable Matching Gift Program from the Stewart Title Foundation. Under this program, an eligible director’s total charitable gifts of up to $5,000 per calendar year will qualify. The Stewart Title Foundation will contribute to charitable organizations an amount equal to 1 to 1 the contribution made by the eligible director.

(3)      Includes a director charitable match of $5,000.

Compensation for our non-management directors for 2023 consisted of cash compensation for annual retainers, equity compensation consisting of stock awards, and certain other compensation. Each of the current components of our non-management director compensation is described in more detail below. In 2023, we paid annual retainers to Board members, Committee Chairs, and Committee members as follows:

•        Board cash retainer of $85,000

•        Board unrestricted stock retainer of $85,000

•        Chairman of the Board cash retainer of $125,000

•        Committee Chair cash retainers in the following amounts:

•        Audit — $35,000

•        Compensation — $20,000

•        Nominating and Corporate Governance — $17,500

•        Committee member cash retainers in the following amounts:

•        Audit — $15,000

•        Compensation — $10,000

•        Nominating and Corporate Governance — $7,500

Directors have the option to take their entire retainer in stock. They must notify the Secretary of such election by January 31 of each year. In addition, we reimburse reasonable expenses incurred for attendance at Board and Committee meetings.

Please see the Corporate Governance section on page 12 for information concerning stock ownership guidelines for directors.

CEO Pay Ratio Disclosure

The pay ratio has been calculated using CEO annual total compensation as a multiple of our median employee’s annual total compensation. Mr. Eppinger’s 2023 total compensation, as disclosed in the Summary Compensation Table on page 36, was used for this calculation since he served as the CEO of the Company for the entirety of 2023. The following methodology was used to calculate the median employee total compensation:

•        The Company’s total employee population was approximately 6,800 employees globally on December 31, 2023. Compensation paid to employees in local currencies was converted to USD using exchange rates on December 31, 2023.

•        Calculated total compensation in accordance with Item 402(c)(2)(x) of Regulation S-K (the same way total compensation was calculated for the CEO in the Summary Compensation Table) for each employee and annualized the total compensation for any permanent employee who worked less than a full year, based on the number of days they were employed in FY 2023.

Based on the foregoing, the CEO’s annual total compensation was 79.16 times the median of the annual total compensation of all employees, excluding the CEO, of $52,528.

We believe the pay ratio disclosed above is a reasonable estimate calculated in accordance with SEC rules, based on our records and the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio allow companies to use a variety of methodologies and apply various assumptions. The application of various methodologies may result in significant differences in the results reported by SEC reporting companies. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio we report above.

Pay versus Performance Table

Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(1,4)	Average Summary Compensation Table Total for Non-CEO NEOs(2)	Average Compensation Actually Paid to Non-CEO NEOs(2,4)	Value of Initial Fixed $100 Investment Based On:		Net Income (In $M)	Pre-Tax Margin
					Total Shareholder Return	Peer Group Total Shareholder Return(3)
2023	$4,162,926	$5,057,657	$1,480,871	$1,736,423	163.93	161.31	$30.40	2.70%
2022	$3,940,313	$(1,589,146)	$1,722,672	$153,723	114.37	117.11	$162.30	7.60%
2021	$5,147,655	$10,064,576	$2,132,088	$3,589,953	206.56	123.24	$323.20	13.10%
2020	$4,037,845	$5,933,605	$1,557,325	$2,381,666	122.55	94.84	$154.90	9.50%

(1)      Mr. Eppinger was the CEO for 2020, 2021, 2022, and 2023.

(2)      Messrs. Hisey, Lessack, and Killea and Ms. Smith were non-CEO NEOs for 2020, 2021, and 2022. Mr. Hisey, Mr. Lessack, Ms. Smith, and Ms. Giddens were non-CEO NEOs for 2023.

(3)      Peer Group used in 2023 calculations is the group of companies disclosed in the “Pay Comparator Group” section of the CD&A portion of the 2024 Stewart Information Services Corp. proxy filing, which discusses the companies that were added and removed from the peer group in 2023 and the criteria used to make such determinations.

Peer Group used in 2022 calculations, for fiscal year ended December 31, 2022, below:

American Equity Investment Life Holding Company	MGIC Investment Corporation
Argo Group International Holdings, Ltd.	Old Republic International Corporation
CNO Financial Group, Inc.	ProAssurance Corporation
Employers Holdings, Inc.	Radian Group Inc.
Enstar Group Limited	RLI Corp.
First American Financial Corporation	Safety Insurance Group, Inc.
Hilltop Holdings Inc.	Selective Insurance Group, Inc.
Horace Mann Educators Corporation	The Hanover Insurance Group, Inc.
James River Group Holdings, Ltd.	United Fire Group, Inc.
Mercury General Corporation

State Auto Financial Corporation was removed from the 2022 peer group since it was taken private and is no longer publicly traded.

Peer Group used in 2021 calculations, for fiscal year ended December 31, 2021, below:

American Equity Investment Life Holding Company	MGIC Investment Corporation
American National Insurance Company	Old Republic International Corporation
Argo Group International Holdings, Ltd.	ProAssurance Corporation
CNO Financial Group, Inc.	Radian Group Inc.
Employers Holdings, Inc.	RLI Corp.
Enstar Group Limited	Safety Insurance Group, Inc.
First American Financial Corporation	Selective Insurance Group, Inc.
Hilltop Holdings Inc.	State Auto Financial Corporation
Horace Mann Educators Corporation	The Hanover Insurance Group, Inc.
James River Group Holdings, Ltd.	United Fire Group, Inc.
Mercury General Corporation

National General Holdings Corporation was removed from the 2021 peer group, as it was acquired and is no longer publicly traded.

Peer Group used in 2020 calculations, for fiscal year ended December 31, 2020, below:

American Equity Investment Life Holding Company	MGIC Investment Corporation
American National Insurance Company	National General Holdings Corporation
Argo Group International Holdings, Ltd.	Old Republic International Corporation
CNO Financial Group, Inc.	ProAssurance Corporation
Employers Holdings, Inc.	Radian Group Inc.
Enstar Group Limited	RLI Corp.
First American Financial Corporation	Safety Insurance Group, Inc.
Hilltop Holdings Inc.	Selective Insurance Group, Inc.
Horace Mann Educators Corporation	State Auto Financial Corporation
James River Group Holdings, Ltd.	The Hanover Insurance Group, Inc.
Mercury General Corporation	United Fire Group, Inc.

(4)      The following table reflects the adjustments made to the Summary Compensation Table to determine Compensation Actually Paid.

	2023		2022		2021		2020
Adjustments	CEO	Average non-CEO NEOs	CEO	Average non-CEO NEOs	CEO	Average non-CEO NEOs	CEO	Average non-CEO NEOs
Summary Compensation Table Total	$4,162,926	$1,480,871	$3,940,313	$1,722,672	$5,147,655	$2,132,088	$4,037,845	$1,557,325
(-) Grant Date Fair Value of Stock Awards Granted in FY	$2,144,190	$602,729	$2,144,198	$786,920	$1,583,464	$533,345	$764,982	$197,905
(-) Grant Date Fair Value of Option Awards Granted in FY	$0	$0	$0	$58,070	$406,440	$120,859	$763,085	$197,429
(+) Stock Awards Granted in CFY and Unvested as of end of CFY	$3,080,733	$865,990	$1,422,695	$522,129	$2,371,330	$798,715	$930,446	$240,712
(+) Option Awards Granted in CFY and Unvested as of end of CFY	$0	$0	$0	$0	$1,254,522	$373,045	$2,381,299	$616,102
(+) Stock Awards Granted in Prior Years and Unvested as of end of CFY	$685,382	$141,837	$(1,154,548)	$(334,147)	$866,847	$141,439	$112,081	$65,028
(+) Option Awards Granted in Prior Years and Unvested as of end of CFY	$221,475	$51,955	$(2,806,312)	$(751,583)	$2,471,764	$639,508	$0	$0
(+) Stock Awards Granted in Prior Years and Vested during CFY	$24,358	$3,704	$(500,682)	$(67,164)	$(1,475)	$173,892	$0	$297,834
(+) Option Awards Granted in Prior Years and Vested during CFY	$402,738	$78,469	$(346,414)	$(93,194)	$(56,163)	$(14,531)	$0	$0
= Compensation Actually Paid	$5,062,657	$1,736,423	$(1,589,146)	$153,723	$10,064,576	$3,589,953	$5,933,605	$2,381,666

The following graphs illustrate the relationship between compensation actually paid and Company performance using the metrics within the Pay versus Performance Table.

The following table provides a list of the most important performance measures used to link compensation actually paid to Company performance.

Company-selected performance measures
Pre-Tax Margin
Company Total Revenue
Title Segment Operating Revenue
Title Market Share
Diluted EPS
Employee Engagement

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes information relating to our common stock that may be issued under the Stewart Information Services Corporation 2020 Incentive Plan, as of December 31, 2023.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,192,053(1)	$42.33	449,697
Equity compensation plans not approved by security holders	—	—	—
Total	1,192,053	$42.33	449,697

(1)      Consists of 546,363 Restricted Stock Units and Stock Options unvested and/or unexercised that were granted from the Stewart Information Services Corporation 2018 Incentive Plan and 645,690 Restricted Stock Units, Performance Stock Units, and Stock Options unvested and/or unexercised that were granted from the Stewart Information Services Corporation 2020 Incentive Plan.

COMPENSATION COMMITTEE REPORT

To the Board of Directors of Stewart Information Services Corporation:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with the Company’s management and, based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee
Karen R. Pallotta, Chair
Thomas G. Apel
William S. Corey
Helen Vaid

Dated: March 22, 2024

PROPOSAL NO. 2

ADVISORY VOTE REGARDING THE COMPENSATION OF
STEWART INFORMATION SERVICES CORPORATION’S
NAMED EXECUTIVE OFFICERS

The Compensation Discussion and Analysis beginning on page 21 of this proxy statement describes the Company’s executive compensation program and the compensation decisions made by the Compensation Committee and the Board of Directors for 2023 with respect to the CEO and other executive officers named in the Summary Compensation Table on page 36 (whom we refer to as the NEOs). The Board of Directors is asking stockholders to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s executive officers named in the Summary Compensation Table, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).”

The Board of Directors is asking stockholders to support this proposal. While the advisory vote we are asking you to cast is non-binding, the Compensation Committee and the Board of Directors value the views of our stockholders and will take into account the outcome of the vote when considering future compensation decisions for our NEOs.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION REGARDING THE COMPENSATION OF STEWART INFORMATION SERVICES CORPORATION’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF
KPMG LLP
AS STEWART INFORMATION SERVICES CORPORATION’S
INDEPENDENT AUDITORS FOR 2024

KPMG LLP served as our principal independent auditors for our fiscal year ended December 31, 2023 and 2022. Our Audit Committee has reappointed KPMG LLP as our principal independent auditors for our fiscal year ending December 31, 2024. Our stockholders are being asked to vote to ratify the appointment of KPMG LLP. If the stockholders do not ratify the appointment, the Audit Committee will reconsider its selection of KPMG LLP and will either continue to retain this firm or appoint new independent auditors. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint different independent auditors at any time during the year if it determines that such a change would be in the Company’s and the stockholders’ best interests. We expect representatives of KPMG LLP to be present at the 2024 Annual Meeting with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions.

Audit and Other Fees

The following table sets forth the aggregate fees billed for professional services rendered by KPMG LLP for each of our last two fiscal years:

Year Ended December 31
	2023	2022
Audit fees(1)	$ 3,231,966	$ 2,620,366
Audit-related	—	—
Tax fees(2)	$ 6,345	$ 2,070
All other fees	—	—

(1)      Fees for the audit of our annual financial statements, the audit of the effectiveness of our internal controls over financial reporting, review of consolidated financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements for the fiscal years shown.

(2)      Fees for professional services rendered by KPMG LLP for tax compliance services.

The Audit Committee must preapprove all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditors. Since May 6, 2003, the effective date of the SEC’s rules requiring preapproval of audit and non-audit services, 100% of the services identified in the preceding table were preapproved by the Audit Committee. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that the subcommittee will present all decisions to grant preapprovals to the full Audit Committee at its next scheduled meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS STEWART INFORMATION SERVICES CORPORATION’S INDEPENDENT AUDITORS FOR 2024.

PROPOSAL NO. 4

APPROVAL OF THE FIRST AMENDMENT TO
THE STEWART INFORMATION SERVICES CORPORATION
2020 INCENTIVE PLAN

The Company is seeking the approval by its shareholders of an amendment to its 2020 Incentive Plan (the “Incentive Plan”). The Incentive Plan was originally approved by our Board of Directors on April 17, 2020, and by shareholders at the annual meeting of the Company’s shareholders held on June 4, 2020. The Incentive Plan initially authorized the issuance of 1,200,000 shares, increased by the number of shares subject to awards forfeited under the Company’s 2018 Incentive Plan.

As of March 12, 2024, there were 507,067 shares remaining available for future grants under the Incentive Plan. The Incentive Plan is the only Company equity plan from which shares remain available for future grants (excluding the Company’s Employee Stock Purchase Plan). The Compensation Committee of the Board of Directors and the Board of Directors considers this number to be inadequate to achieve the stated purpose of the Incentive Plan in the future; namely, to promote the long-term financial interests of the Company by: (i) encouraging directors, officers and employees of the Company to acquire an ownership position in the Company; (ii) enhancing the ability of the Company to attract and retain directors, officers and key employees of outstanding ability; and (iii) providing directors, officers and key employees with an interest in the Company aligned with that of the Company’s stockholders.

The Board of Directors has approved (upon the recommendation of the Compensation Committee and subject to stockholder approval), and stockholders are being asked to approve, an amendment to the Incentive Plan to increase the number of shares available for grant under the Incentive Plan from 1,200,000 to 2,300,000, increased by the number of shares subject to awards forfeited under the Company’s 2018 Incentive Plan, which will be documented through the First Amendment to the Incentive Plan (the “Amendment”). The Amendment is provided as Appendix I to this Proxy Statement. You should read Appendix I in its entirety, as the following summary of the Amendment is not exhaustive.

We expect the additional share authorization under the Amendment to the Incentive Plan to provide us with enough shares to make critical grants to our executives and other employees and non-employee directors for at least the next 4 years, with such timing dependent on a variety of factors, including the price of our shares and hiring activity during the next few years, forfeiture of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. However, we cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the additional shares authorized under the Amendment to the Incentive Plan could last for a shorter or longer time.

The following table includes information regarding (i) all of the Company’s outstanding equity awards as of March 12, 2024, including outstanding stock options and (ii) the number of shares available for future awards under the Incentive Plan as of March 12, 2024:

Number of shares underlying outstanding options	635,872
Weighted average exercise price of outstanding options	$ 42.49
Weighted average remaining contractual term of outstanding options	6.1 years
Number of shares underlying outstanding full value awards	287,473
Shares available under the Incentive Plan	507,067
Shares requested for approval pursuant to the Amendment	1,100,000
Estimated total number of shares available for issuance under all plans (assuming approval of the Amendment)	1,607,067
Number of shares of common stock outstanding	27,626,289

Highlights of the Incentive Plan

•        No Annual Evergreen Increase.    The Incentive Plan does not provide for any automatic annual increase in the number of shares of common stock available for issuance under the Incentive Plan.

•        Share Recycling.    The Incentive Plan prohibits the re-granting of shares that are tendered or withheld as full or partial payment of withholding or other taxes, or as payment for the exercise or conversion price of an award.

•        No Repricing of Options or SARs.    The Incentive Plan prohibits repricing of stock options or SARs without stockholder approval (except for adjustments in accordance with changes in the Company’s capital structure).

•        Dividends & Dividend Equivalents Not Paid Until Award Vests.    Awards under the Incentive Plan may accrue dividends or dividend equivalents during the vesting or forfeiture restriction period, but payment shall not be permitted until such award’s restriction lapse or vesting is completed.

•        Limit on Awards to a Single Participant.    No Participant may receive awards with respect to more than 400,000 shares in any calendar year and maximum number of shares that may be subject to options or restricted stock awards issued to a non-employee director during any calendar year may not exceed 10,000 shares (subject, in each case, to adjustments in accordance with changes in the Company’s capital structure).

•        Administered by an Independent Committee.    The Incentive Plan is administered by our Compensation Committee, which is made up entirely of independent directors.

Information Regarding Overhang and Dilution

In developing our request to increase the number of shares of common stock under the Amendment to the Incentive Plan and in analyzing the impact of utilizing equity as a means of compensation on our stockholders, we considered both our “overhang” and our “burn rate.”

Overhang is a measure of potential dilution which we define as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by the sum of (a) the total number of shares underlying all equity awards outstanding, (b) the total number of shares available for future awards and (c) the number of shares outstanding. As of March 12, 2024, there were 923,345 shares underlying all equity awards outstanding, 507,067 shares available for future awards and the number of shares of common stock outstanding as of March 12, 2024 was 27,626,289. Accordingly, our overhang on March 12, 2024 was 4.9%. If the 1,100,000 additional shares of common stock proposed to be authorized for issuance under the Incentive Plan are included in the calculation, our overhang on March 12, 2024 would have been 8.4%.

Burn rate provides a measure of the potential dilutive impact of our equity award program which we calculate by dividing the number of shares subject to equity awards granted during the year by the basic weighted average number of shares outstanding. Set forth below is a table that reflects our burn rate for the 2023, 2022 and 2021 calendar years as well as an average over those years.

Calendar Year	Awards Granted(1)	Basic Weighted Average Number of Shares of Common Stock Outstanding	Gross Burn Rate(2)
2023	299,008	27,452,514	1.09%
2022	188,302	27,219,411	0.69%
2021	349,613	26,999,680	1.29%
Three-Year Average	278,974	27,223,868	1.02%

(1)      “Awards granted” includes shares subject to stock options and shares subject to RSUs, in each case counted on a one-for-one basis.

(2)      We define “Gross burn rate” as the number of equity awards granted in the year divided by the basic weighted average number of shares of common stock outstanding.

Purpose of the Incentive Plan

The purpose of the Incentive Plan is to provide a means through which the Company may attract qualified persons to serve as directors or consultants or to enter the employ of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company. A further purpose of the Incentive Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company.

Purpose of the Amendment

The purpose of the Amendment is to increase the number of shares available for grants under the Incentive Plan. If the Amendment is not approved, we will be significantly limited in our ability to issue long term equity awards in 2025 and in subsequent years, which we believe will significantly impair our efforts in aligning employee’s interests with those of stockholders, hiring and retaining top talent, and effecting the pay for performance component of our compensation philosophy.

The Board continues to believe that equity compensation of the type available for grant under the Incentive Plan, a stock-based incentive plan, remains an appropriate means of accomplishing the purpose of the Incentive Plan, which will be further facilitated by the incorporation of this Amendment into the Incentive Plan. The Board is therefore seeking shareholder approval of the Amendment to the Incentive Plan in order to continue achieving its compensation goals.

Description of the Relevant Provisions of the Incentive Plan, as Amended by the Amendment

The following summary of the material features of the Incentive Plan, as amended by the Amendment, is qualified in its entirety by the full text of the Incentive Plan, as previously adopted, and the proposed Amendment that appears as Appendix I to this Proxy Statement. References to the Incentive Plan in this summary are to the Incentive Plan as so amended by the proposed Amendment. All references to the “Code” are to the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

Administration

Generally, the Incentive Plan will be administered by the Compensation Committee, which is and will be composed of independent directors of the Company. The Compensation Committee will have full authority, subject to the terms of the Incentive Plan, to establish rules and regulations for the proper administration of the Incentive Plan, to select the employees, consultants and directors to whom awards are granted, and to set the date of grant, the type of award that shall be made and the other terms of the awards.

Eligibility

All employees, consultants and directors of the Company and its affiliates are eligible to participate in the Incentive Plan (any such individual participating in the Incentive Plan is referred to herein as a “Participant”). The selection of those employees, consultants and directors, from among those eligible, who will receive awards is within the discretion of the Compensation Committee. As of March 12, 2024, there were approximately 6,800 employees and approximately 0 consultants of the Company and its affiliates who were eligible to participate in the Incentive Plan. Each of our ten directors are eligible to participate in the Incentive Plan. It is not possible at this time to determine the benefits or amounts that will be received by or allocated to Participants under the Incentive Plan.

Term of the Plan

The Incentive Plan will terminate on June 4, 2030, after which time no additional awards may be made under the Incentive Plan.

Number of Shares Subject to Incentive Plan and Award Limits

Following adoption of the Amendment, a total of 2,300,000 shares would be available for grants under the Incentive Plan, representing 8.3% of the Company’s outstanding shares as of March 12, 2024, which amount shall be increased by the number of shares subject to awards which are forfeited under the Company’s 2018 Incentive Plan. The closing price of a share of the Company’s common stock on the NYSE on March 12, 2024 was $60.75.

Any shares that are tendered or withheld as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an award under the Incentive Plan shall not be added back to the number of shares available for issuance under the Incentive Plan. Whenever any outstanding option or other award (or portion thereof) expires, is cancelled or forfeited or is otherwise terminated for any reason without having been exercised or payment having been made in the form of shares, the number of shares available for issuance under the Incentive Plan shall be increased by the number of shares allocable to the expired, forfeited, cancelled or otherwise terminated option or other award (or portion thereof). To the extent that any award is forfeited, or any option or SAR terminates, expires or lapses without being exercised, the shares subject to such awards will not be counted as shares delivered under the Incentive Plan.

No Participant may receive awards with respect to more than 400,000 shares in any calendar year. The maximum number of shares that may be subject to options or restricted stock awards issued to a non-employee director during any calendar year may not exceed 10,000 shares. The limitations described in the preceding two sentences may be adjusted upon a reorganization, stock split, recapitalization or other change in the Company’s capital structure.

Types of Awards

The Incentive Plan permits the granting of any or all of the following types of awards (“Awards”): (1) stock options, (2) restricted stock awards, (3) restricted stock units, (4) performance grants, and (5) stock appreciation rights.

Stock Options

The term of each option shall be as specified by the Compensation Committee at the date of grant, but in no event shall an option be exercisable after the expiration of 10 years from the date of grant. An option shall be exercisable in whole or in such installments and at such times as determined by the Compensation Committee.

The Compensation Committee shall specify whether a given option shall constitute an incentive stock option or a nonqualified stock option. An incentive stock option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation at the time the option is granted.

Each option shall be evidenced by a Stock Option Award Agreement in such form and containing such provisions not inconsistent with the provisions of the Incentive Plan as the Compensation Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under Section 422 of the IRC. Each Stock Option Award Agreement shall specify the effect of termination of (i) employment, (ii) the consulting or advisory relationship, or (iii) membership on the Board, as applicable, on the exercisability of the Option. The terms and conditions of the respective Award Agreements need not be identical. Subject to the consent of the Participant, the Compensation Committee may, in its sole discretion, amend an outstanding Stock Option Award Agreement from time to time in any manner that is not inconsistent with the provisions of the Incentive Plan (including, without limitation, an amendment that accelerates the time at which the option, or a portion thereof; may be exercisable).

The option price will be determined by the Compensation Committee and will be no less than the fair market value of the shares on the date that the option is granted, except for adjustments for certain changes in the Company’s common stock. The Compensation Committee may determine the method by which the option price may be paid upon exercise. Moreover, a Stock Option Award Agreement may provide for a “cashless exercise” of the option by establishing procedures satisfactory to the Compensation Committee with respect thereto. Further, a Stock Option Award Agreement may provide for the surrender of the right to purchase shares under the option in return for a payment under a Stock Appreciation Right.

Except in connection with certain recapitalizations or reorganizations as contemplated by the Incentive Plan, the Compensation Committee may not, without approval of the stockholders of the Company, amend any outstanding Stock Option Award Agreement to lower the option price.

Restricted Stock Awards

Awards may be granted in the form of restricted stock (“Restricted Stock Award”). Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Compensation Committee in its sole discretion, and the Compensation Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance goals, (ii) the Participant’s continued employment with the Company or continued service as a consultant or director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Compensation Committee in its sole discretion, or (iv) a combination of any of the foregoing. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Compensation Committee.

Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Participant. Unless provided otherwise in an Award Agreement, the Participant shall have the right to vote Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Compensation Committee pursuant to the Award Agreement shall cause a forfeiture of the Restricted Stock Award. Restricted Stock Awards shall not receive dividends during any forfeiture restriction period but shall have the right to receive an accrual of such dividends. Any accrued dividends will be paid to the Participant at the time the Forfeiture Restrictions for the underlying Restricted Stock Award expire. At the time of such Award, the Compensation Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a consultant or director (by retirement, disability, death or otherwise) of a Participant prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions or restrictions shall be set forth in an Award Agreement made in conjunction with the Award. The terms and provisions of Restricted Stock Award Agreements need not be identical.

Restricted Stock Units

Restricted Stock Units are rights to receive shares of Common Stock (or the fair market value thereof), which vest over a period of time as established by the Compensation Committee and with the satisfaction of certain performance criteria or objectives. The Compensation Committee may, in its discretion, require payment or other conditions of the Participant respecting any Restricted Stock Unit. The Compensation Committee shall establish, with respect to and at the time of each Restricted Stock Unit, a period over which the award shall vest with respect to the Participant. In determining the value of Restricted Stock Units, the Compensation Committee shall take into account a Participant’s duties, past and potential contributions to the success of the Company, and such other considerations as it deems appropriate.

Following the end of the vesting period for a Restricted Stock Unit (or at such other time as the applicable Restricted Stock Unit Agreement may provide), the holder of a Restricted Stock Unit shall be entitled to receive one share of Common Stock for each Restricted Stock Unit then becoming vested or otherwise able to be settled on such date. Cash dividend equivalents will not be paid during the vesting period but may be accrued to the extent provided for in the Restricted Stock Unit Agreement and paid in cash at the time the underlying shares of Common Stock are delivered.

A Restricted Stock Unit shall terminate if the Participant does not remain continuously in the employ of the Company or its subsidiaries or does not continue to perform services as a consultant or a director for the Company or its subsidiaries at all times during the applicable vesting period, except as may be otherwise determined by the Compensation Committee. The terms and provisions of Restricted Stock Unit Agreements need not be identical.

Stock Appreciation Rights

A Stock Appreciation Right is an award that may or may not be granted in tandem with an option, and entitles the holder to receive an amount equal to the difference between the fair market value of the shares of Common Stock at the time of exercise of the Stock Appreciation Right and the base amount, subject to the applicable terms and conditions of the tandem options and the Incentive Plan.

A Stock Appreciation Right shall entitle the holder of an option to receive, upon the exercise of the Stock Appreciation Right, shares of Common Stock (valued at their fair market value at the time of exercise), cash, or a combination thereof, in the discretion of the Compensation Committee, in an amount equal in value to the excess of the fair market value of the shares of Common Stock subject to the Stock Appreciation Right as of the date of such exercise over the purchase price of the Stock Appreciation Right. If granted in tandem with an option, the exercise of a Stock Appreciation Right will result in the surrender of the related option and, unless otherwise provided by the

Compensation Committee in its sole discretion, the exercise of an option will result in the surrender of a related Stock Appreciation Right, if any. The terms and provisions of Stock Appreciation Right Award Agreements need not be identical.

The “expiration date” with respect to a Stock Appreciation Right shall be determined by the Compensation Committee, and if granted in tandem with an option, shall be not later than the expiration date for the related option. If neither the right nor the related option is exercised before the end of the day on which the right ceases to be exercisable, such right shall be deemed exercised as of such date and payment shall be made to the holder in cash.

Performance Grants

The Incentive Plan provides the Compensation Committee the ability to (i) grant Restricted Stock Awards, Restricted Stock Unit Awards, and Stock Appreciation Rights, and (ii) grant Performance Grants that are settled in cash or shares of Common Stock based on the satisfaction of performance criteria.

A Performance Grant shall be awarded to a Participant contingent upon attainment of future performance goals of the Company or its affiliates during a performance cycle. The performance goals shall be pre-established by the Compensation Committee. Performance goals determined by the Compensation Committee may include, but are not limited to, increases in net profits, operating income, Stock price, earnings per share, sales and/or return on equity. In determining the value of Performance Awards, the Compensation Committee shall take into account a Participant’s duties, past and potential contributions to the success of the Company, and such other considerations as it deems appropriate. The Compensation Committee, in its sole discretion, may make downward adjustments to the amount payable under a Participant’s Performance Award during or after a performance period.

Following the end of the performance period, the holder of a Performance Grant shall be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the performance measures for such performance period, as determined and certified in writing by the Compensation Committee. Payment of a Performance Award may be made in a lump sum in cash, Common Stock, or a combination thereof, as determined by the Compensation Committee, and shall be made no later than 90 days after the end of the performance period and certification by the Compensation Committee. If a Performance Award covering shares of Common Stock is to be paid in cash, such payment shall be based on the fair market value of the Common Stock on the payment date.

A Performance Award shall terminate if the Participant does not remain continuously in the employ of the Company or does not continue to perform services as a consultant or a director for the Company at all times during the applicable performance period, except as may be determined by the Compensation Committee.

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences of the grant, vesting and exercise of awards under the Incentive Plan. This summary is based on the tax laws in effect as of the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below. This summary is not intended to be exhaustive, and, among other things, does not describe state, local or non-United States tax consequences, or the effect of gift, estate or inheritance taxes. Individuals receiving option awards under the Incentive Plan should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

Options granted under the Incentive Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the IRC, or non-statutory stock options, which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs, as described below.

Incentive Stock Options

An optionee will not recognize any taxable income at the time of the award of an incentive stock option. In addition, an optionee will not recognize any taxable income at the time of the exercise of an incentive stock option (although taxable income may arise at the time of exercise for alternative minimum tax purposes) if the optionee has been an employee of the Company at all times beginning with the option award date and ending three months before the date of exercise (or twelve months in the case of termination of employment due to disability). If the optionee has not been so employed during that time, the optionee will be taxed as described below for non-statutory stock options. If the optionee disposes of the shares purchased through the exercise of an incentive stock option more than two years after the option was granted and more than one year after the option was exercised, then the optionee will recognize any gain or loss upon disposition of those shares as capital gain or loss. However, if the optionee disposes of the shares prior to satisfying these holding periods (known as a “disqualifying disposition”), the optionee will be obligated to report as taxable ordinary income for the year in which that disposition occurs the excess, with certain adjustments, of (i) the fair market value of the shares disposed of on the date of exercise over (ii) the exercise price paid for those shares. Any additional gain realized by the optionee on the disqualifying disposition would be capital gain. If the total amount realized in a disqualifying disposition is less than the exercise price of the incentive stock option, the difference would be a capital loss for the optionee. The Company will, subject to Section 162(m) of the IRC, generally be entitled at the time of the disqualifying disposition to a tax deduction equal to that amount of ordinary income reported by the optionee.

Non-Statutory Options

An optionee will not recognize any taxable income at the time of the award of a non-statutory option. The optionee will recognize ordinary income in the year in which the optionee exercises the option equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required at that time to satisfy the tax withholding requirements applicable to such income. Any appreciation or depreciation in the fair market value of those shares after the exercise date will generally result in a capital gain or loss to the optionee at the time he or she disposes of those shares. The Company will, subject to Section 162(m) of the IRC, generally be entitled to an income tax deduction at the time of exercise equal to the amount of ordinary income recognized by the optionee at that time.

Restricted Stock Awards

The recipient of shares of restricted stock will not recognize any taxable income at the time of the award so long as the shares of Common Stock are not transferable and are subject to a substantial risk of forfeiture. Accordingly, the Company is not entitled to a compensation deduction at that time. The recipient will have to report as ordinary income as and when those shares of Common Stock subsequently vest, that is, when they either become transferable or are no longer subject to a substantial risk of forfeiture, in an amount equal to the excess of (i) the fair market value of the shares upon vesting over (ii) the cash consideration (if any) paid for the shares. The Company will, subject to Section 162(m) of the IRC, then be entitled to a corresponding compensation deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a restricted stock award paid to the employee before the risk of forfeiture lapses will also be compensation income to the Participant when paid. Notwithstanding the foregoing, the recipient of a restricted stock award may elect under Section 83(b) of the IRC to be taxed at the time of grant of the restricted stock award based on the fair market value of the shares of Common Stock on the date of the award, in which case (1) subject to Section 162(m) of the IRC, the Company will be entitled to a deduction at the same time and in the same amount, (2) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company, and (3) there will be no further federal income tax consequences when the risk of forfeiture lapses. In such case, any appreciation or depreciation in the fair market value of those shares of Common Stock after grant will generally result in a capital gain or loss to the recipient at the time he or she disposes of those shares. This election must be made not later than thirty days after the grant of the restricted stock award and is irrevocable.

Restricted Stock Units

Restricted stock units are not subject to taxation at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon receipt of shares of Common Stock (or the equivalent value in cash or other property) in settlement of an award of restricted stock units, the Participant will realize ordinary income in an amount equal to the fair market value of the shares of Common Stock, and any previously unpaid dividends, received in settlement for the units at such time over the amount, if any, paid for the shares, and subject to Section 162(m) of the IRC, the Company will be entitled to a corresponding deduction.

Stock Appreciation Rights

The recipient of a stock appreciation right will not recognize taxable income at the time of the award. The recipient will recognize ordinary income when the stock appreciation right is exercised in an amount equal to the excess of (i) the fair market value of the underlying shares of Common Stock on the exercise date over (ii) the base price in effect for the stock appreciation right, and the recipient will be required to satisfy the tax withholding requirements applicable to such income. The Company will generally be entitled at the time of exercise to an income tax deduction equal to the amount of ordinary income recognized by the recipient in connection with the exercise of the stock appreciation right.

Performance Grants

Performance Grants and Stock Units paid in cash generally result in taxable income to the Participant and, subject to Section 162(m) of the IRC, a compensation deduction by the Company at the time the cash payment is made. Performance Grants and Stock Units paid in shares of Common Stock result in taxable income to the Participant equal to the fair market value of the Common Stock on the date of transfer and result in a corresponding compensation deduction for the Company. Performance Grants and Stock Units are subject to federal income and employment tax withholding.

Effect of a Change of Control

Under certain circumstances, accelerated vesting, exercise or payment of awards under the Incentive Plan in connection with a “change of control” of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the IRC. To the extent it is so considered, the Participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the excess parachute payment.

Deductibility of Executive Compensation

Section 162(m) of the IRC places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any taxable year with respect to each “covered employee” within the meaning of Section 162(m) of the IRC.

Plan Benefits

Grants of Awards under the Incentive Plan to executive officers, non-employee directors and other eligible participants are subject to the discretion of the Compensation Committee. Therefore, it is not possible to determine the future benefits that will be received by these participants under the Incentive Plan.

Miscellaneous

The Board may amend or modify the Incentive Plan at any time; provided, however, that stockholder approval will be obtained for any amendment (1) to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, (2) to change the number of shares available for issuance as incentive stock options, (3) to change the class of employees eligible to receive incentive stock options or (4) to permit the exercise price of any outstanding option or stock appreciation right to be reduced to be below fair market value as of the grant date.

Recommendation and Vote

Approval of the Amendment to the Incentive Plan requires the affirmative vote of a majority of the votes cast on the matter in person or by proxy at the Meeting. As a result, abstentions, broker non-votes and the failure to submit a proxy or vote at the Meeting will have no effect on the outcome. Proxies solicited by management for which no specific direction is included will be voted “FOR” the approval of the Amendment.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE FIRST Amendment to the STEWART INFORMATION SERVICES CORPORATION 2020 INCENTIVE PLAN.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Board has established an Audit Committee (the “Committee”) of independent directors, which operates under a written charter adopted by the Board on November 9, 2023. The Charter is reviewed annually and is available in the “Corporate Governance” section of our web site: stewart.com/corporate-governance.

Under its charter, the primary function of the Committee is to assist the Board in fulfilling its oversight responsibilities as to, among other duties: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the performance of the internal audit function of the Company; (iv) the Company’s financial and operational risk management; (v) the Company’s information technology security protections and procedures; and (vi) the Board’s evaluation and control of the Company’s risk profile.

The Company’s management team has primary responsibility for preparing the consolidated financial statements and for the Company’s financial reporting process. The Company’s independent registered public accountants, KPMG LLP (“KPMG”), are responsible for expressing an opinion on the Company’s consolidated financial statements, and whether such financial statements are presented fairly in accordance with U.S. generally accepted accounting principles.

Each year, the Committee reviews and evaluates the qualifications, performance and independence of the independent registered public accountants and lead partner, including taking into account the opinions of management. In doing so, the Committee considers a number of factors including, but not limited to: quality of services provided; technical expertise and knowledge of the industry; effective communication, objectivity and independence; and the desirability and potential impact of changing independent registered public accountants. Further, the Committee selects the lead partner of the independent registered public accountants who generally rotates every five years in accordance with SEC rules. The current lead partner was engaged in 2024. Based on its evaluation, the Committee believes that it is in the best interest of the Company and its stockholders to continue retention of KPMG LLP as our independent registered public accountants.

The Committee reviews with the independent registered public accountants the scope of the external audit engagement, and oversees the internal audit, ethics and compliance functions, and regularly reviews the financial results prior to earnings announcements. The Committee regularly meets with the independent registered public accountants, the internal auditors, and the Chief Legal Officer, with and without management present, to discuss the results of their examinations and evaluations.

In this context, the Committee hereby reports as follows:

1.      The Committee has reviewed and discussed the audited financial statements with the Company’s management.

2.      The Committee has discussed with KPMG the matters required to be discussed under the applicable rules adopted by the Public Company Accounting Oversight Board (“PCAOB”).

3.      The Committee has received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the PCAOB regarding the independent registered accountants’ communications with the Committee concerning independence and has discussed with KPMG their independence.

4.      Based on the review and discussions referred to in paragraphs (1) through (3) above, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the Securities and Exchange Commission.

In discharging its other primary functions, the Committee receives periodic reports from the Chief Legal Officer with respect to the Company’s compliance with legal and regulatory requirements; reviews with the Chief Legal Officer the status of major claims and litigation; meets with and reviews quarterly the activities of the internal auditors, particularly with respect to their continuous audit activities of independent agents; meets quarterly and receives reports from the Company’s Chief Information Security Officer and from the Company’s independent consultants and other experts; and reviews at least annually the Company’s risk profile.

The undersigned members of the Committee have submitted this report:

Robert L. Clarke, Chair

William S. Corey

Deborah Matz

Manolo Sánchez

Helen Vaid

Dated: February 28, 2024

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 11, 2024, for:

•        each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•        each of our directors and director nominees;

•        each of our named executive officers; and

•        all of our current directors and executive officers as a group.

Beneficial ownership has been determined in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the following table have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 27,626,289 shares of common stock outstanding at March 11, 2024. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, or restricted stock units (RSUs) held by that person that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of March 11, 2024. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the following table is c/o Stewart Information Services Corporation, 1360 Post Oak Boulevard, Suite 100, Houston, Texas 77056.

Beneficial Owner	Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class
5% Stockholders
BlackRock, Inc.	Common Stock	3,977,365(2)	14.40
50 Hudson Yards New York, NY 10001
Dimensional Fund Advisors LP	Common Stock	1,922,748(3)	6.96
6300 Bee Cave Road, Building One Austin, TX 78746
The Vanguard Group.	Common Stock	1,906,475(4)	6.90
100 Vanguard Blvd. Malvern, PA 19355
Allspring Global Investments Holdings, LLC.	Common Stock	1,649,809(5)	5.97
1415 Vantage Park Drive, 3rd Floor Charlotte, NC 28203
Named Executive Officers, Directors and Nominees
Frederick H. Eppinger†°	Common Stock	320,065(6)	*
Elizabeth K. Giddens	Common Stock	1,452(7)	*
David C. Hisey	Common Stock	161,760(8)	*
Steven M. Lessack	Common Stock	54,683(9)	*
Tara Smith	Common Stock	38,556(10)	*
Thomas G. Apel†°	Common Stock	39,323	*
C. Allen Bradley, Jr.†°	Common Stock	16,175	*
William S. Corey, Jr.†°	Common Stock	6,574(11)	*

Beneficial Owner	Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Robert L. Clarke†°	Common Stock	54,889	*
Deborah J. Matz†°	Common Stock	6,710(12)	*
Matthew Morris†°	Common Stock	76,878(13)	*
Karen R. Pallotta†°	Common Stock	7,337	*
Manolo Sánchez†°	Common Stock	8,737	*
Helen Vaid†°	Common Stock	1,425	*
All executive officers and directors as a group (16 persons)**	Common Stock	825,988	2.99

*        Less than 1%.

**      Includes directors, nominees, and current executive officers.

†        Director nominee

°         Current director

(1)      Unless otherwise indicated, the beneficial owner has sole voting and dispositive power with respect to all shares indicated.

(2)      BlackRock, Inc. reported sole voting power with respect to 3,927,714 of such shares and sole dispositive power with respect to 3,977,365 shares in its report on Schedule 13G/A filed January 23, 2024.

(3)      Dimensional Fund Advisors LP reported sole voting power with respect to 1,895,912 shares and sole dispositive power with respect to 1,922,748 in its report on Schedule 13G filed on February 9, 2024.

(4)      The Vanguard Group reported shared voting power with respect to 25,042 shares, sole dispositive power with respect to 1,856,300 shares, and shared dispositive power with respect to 50,175 shares in its report on Schedule 13G/A filed February 13, 2024.

(5)      Allspring Global Investments Holdings, LLC reported sole voting power with respect to 1,596,444 shares and sole dispositive power with respect to 1,649,809 shares and Allspring Global Investments, LLC reported sole voting power with respect to 242,742 shares and sole dispositive power with respect to 1,648,147 shares in their report on Schedule 13G filed January 12, 2024.

(6)      The amount shown includes 187,424 vested and exercisable stock options. The amount shown does not include 49,887 unvested restricted stock units as of March 12, 2024.

(7)      The amount shown includes 581 shares held through the Company’s ESPP and 8 shares acquired through the Company’s dividend reinvestment plan. The amount shown does not include 7,417 unvested restricted stock units as of March 12, 2024.

(8)      The amount shown includes 93,194 vested and exercisable stock options. The amount shown does not include 23,893 unvested restricted stock units as of March 12, 2024.

(9)      The amount shown includes 34,680 vested and exercisable stock options and 891 shares held through the Company’s ESPP, and 522 shares held by his spouse, including 514 shares held through the Company’s ESPP and 8 shares held directly. The amount shown does not include 15,685 unvested restricted stock units as of March 12, 2024.

(10)    The amount shown includes 26,220 vested and exercisable stock options, 81 shares acquired through the Company’s dividend reinvestment plan and 1,416 shares held through the Company’s ESPP. The amount shown does not include 8,372 unvested restricted stock units as of March 12, 2024.

(11)    The amount shown includes 11 shares acquired through the Company’s dividend reinvestment plan.

(12)    The amount shown includes 12 shares acquired through the Company’s dividend reinvestment plan.

(13)    The amount shown includes 11 shares held in an IRA.

Delinquent Section 16(a) Reports

Each of our directors and certain officers is required to report to the SEC by a specified date, his or her transactions related to our Common Stock. Based solely on a review of the copies of reports furnished to us or written representations that no other reports were required, we believe that all filing requirements applicable to our executive officers, directors and greater-than 10% beneficial owners were met during 2023.

CERTAIN TRANSACTIONS

Pursuant to the Stewart Code of Business Conduct and Ethics and the Company’s Code of Ethics for Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer, each of which are available on our website at stewart.com/corporate-governance (together, the “Company Codes”), if any director or executive officer has a conflict of interest (direct or indirect, actual or potential) with the Company, such as any personal interest in a transaction involving the Company, the conflict must be fully, fairly and timely disclosed to the Company (either to the Board of Directors or the Company’s Chief Legal Officer, as provided for by the Company Codes). Conflicts of interest may include transactions between the Company and the immediate family of a director or executive officer, such as their spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and cohabitants. Any transaction involving an actual and material conflict of interest between the Company and any of its directors or executive officers is prohibited unless approved by the Audit Committee of the Board of Directors. A director with a conflict of interest must recuse himself or herself from participating in any decision to approve any such transaction. Furthermore, any material transaction between the Company and any holder of 5% or more of the Company’s voting securities is also prohibited unless approved by the Board of Directors. Additionally, the Company’s Audit Committee reviews and oversees all related party transactions as defined in Item 404 of Regulation S-K under the Exchange Act.

In 1986, the Company entered into an agreement with Malcolm S. Morris, the father of Matthew W. Morris who is one of our directors, pursuant to which he or his designee is entitled to receive, commencing upon his death or attainment of the age of 65 years, 15 annual payments in amounts that will, after payment of federal income taxes thereon, result in a net annual payment of $133,333 to him. For purposes of such agreement, the beneficiary is deemed to be subject to federal income taxes at the highest marginal rate applicable to individuals. Such benefits are fully vested and are forfeited only if a beneficiary’s employment with us is terminated by reason of fraud, dishonesty, embezzlement or theft. Mr. Morris began receiving his payments in 2011 when he turned age 65. He receives his payment on or as soon as administratively feasible after his birthday each year.

Susan K. Duva is the spouse of Steven M. Lessack. For the year ended December 31, 2023, Ms. Duva served as Operations Manager and received compensation of approximately $149,613.16.

Jordan M. Lessack is the son of Steven M. Lessack. For the year ended December 31, 2023, Mr. Jordan Lessack served as Assistant Operations Controller and received compensation of approximately $121,983.88.

In 2023, the Company, through its subsidiaries, provided Adfitech, Inc. with replacement title policies and appraisal/valuation products to support Adfitech’s diligence work for their customers. Thomas G. Apel is the Chairman of our Board and served as the CEO of Adfitech in 2023. For 2023, the amount involved in such transactions was $372,483. We do not believe that Mr. Apel had a direct or indirect material interest in the transactions that would impair his independence or status as a “non-employee director” or “outside director” under applicable rules of the NYSE, SEC or the Code. Furthermore, the amount involved is less than 1% of the revenues of each of the Company and Adfitech.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

To be included in the proxy statement and form of proxy relating to our 2025 annual meeting of stockholders, proposals of Common Stockholders must comply with Rule 14a-8 of the Exchange Act and be received by us at our principal executive offices, 1360 Post Oak Boulevard, Suite 100, Houston, Texas 77056, by November 26, 2024.

HOUSEHOLDING

To reduce the expenses of delivering duplicate proxy materials, we may take advantage of the SEC’s “householding” rules that permit us to deliver only one set of proxy materials, including the Notice of Internet Availability of Proxy Materials, to stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received a single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of the proxy materials, you may request a separate copy of these materials at no cost to you by contacting us at Stewart Information Services Corporation, Attention: Secretary, 1360 Post Oak Boulevard, Suite 100, Houston, Texas 77056 or at (713) 625-8100. For future annual meetings, you may request separate voting materials, or request that we send only one Notice or Internet Availability of Proxy Materials or, if applicable, set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.

OTHER MATTERS

Except as set forth in this proxy statement, our management does not know of any other matters that may come before the 2024 Annual Meeting. However, if any matters other than those referred to above should properly come before the 2024 Annual Meeting, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment.

If you wish to bring any item of business, except to nominate an individual for election as a director, which is addressed in the immediately following sentence, before the stockholders at our 2025 annual meeting of stockholders, you must provide notice of your intention to do so in accordance with the advance notice of business procedures set forth in the Company’s By-Laws no later than February 7, 2025 and no earlier than January 8, 2025. If you wish to nominate an individual for election as a director at our 2025 annual meeting of stockholders, you must provide notice of your intention to do so in accordance with the advance notice of nomination procedures set forth in the Company’s By-Laws no later than February 7, 2025 and no earlier than January 8, 2025. In addition, for any such nomination as a director to be included in the Company’s proxy card (the “universal proxy” as contemplated pursuant to Rule 14a-19 under the Exchange Act), you must also satisfy the requirements set forth in under Rule 14a-19 under the Exchange Act.

By Order of the Board of Directors,

Elizabeth K. Giddens
Corporate Secretary
March 26, 2024

Appendix I

FIRST AMENDMENT TO THE
STEWART INFORMATION SERVICES CORPORATION 2020 INCENTIVE PLAN

Stewart Information Services Corporation (the “Company”) adopts this First Amendment (the “Amendment”) to the Stewart Information Services Corporation 2020 Incentive Plan (the “Plan”).

WHEREAS, the Article XI of the Plan allows the Board of Directors of the Company to amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; and;

WHEREAS, the Company has determined it is appropriate to amend the Plan to authorize the issuance of additional shares of Stock available for grant under the Plan.

NOW, THEREFORE, the following amendment is made and shall be effective as of July 1, 2024, provided that the Amendment is approved by the requisite vote of the Company’s stockholders at the 2024 annual meeting of stockholders:

1.      Section 4.2 of the Plan is hereby amended to be and read as follows:

4.2    Dedicated Shares. The total number of shares of Stock with respect to which Awards may be granted under the Plan shall be the sum of (i) 2,300,000 shares, and (ii) the number of shares of Common Stock subject to outstanding awards as of the Effective Date under the Prior Plan that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and non-forfeitable shares of Common stock), all of which may be issued as Incentive Stock Options. The shares of Stock may be treasury shares or authorized but unissued shares. The numbers of shares of Stock stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.6.

2.      AFFIRMATION. This Amendment is to be read and construed with the Plan as constituting one and the same agreement. Except as specifically modified by this Amendment, all remaining provisions, terms and conditions of the Plan shall remain in full force and effect.

3.      DEFINED TERMS. All terms not herein defined shall have the meaning ascribed to them in the Plan.

4.      RATIFICATION AS AMENDED. Except as amended by this Amendment, the terms and conditions of the Plan are confirmed, approved and ratified, and the Plan, as amended by this Amendment, shall continue in full force and effect.

[Signature Page Attached]

A-1

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Amendment or have caused this Amendment to be duly executed and delivered on their behalf.

STEWART INFORMATION SERVICES CORPORATION
By:
Name:
Title:

A-2

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/STC or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Annual Meeting To access the virtual Annual Meeting, please visit meetnow.global/MHW52ST. 2024 Annual Meeting Proxy Card MAIL, T IF VOTING BY SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. T 1. Against A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. Election of Ten Directors: For Against Abstain For Against Abstain For Abstain 01 - Thomas G. Apel 04 - William S. Corey, Jr. 07 - Matthew W. Morris 02 - C. Allen Bradley, Jr. 05 - Frederick H. Eppinger, Jr. 08 - Karen R. Pallotta 03 - Robert L. Clarke 06 - Deborah J. Matz 09 - Manolo Sánchez 01 10 - Helen Vaid 2. Approval of the compensation of Stewart Information Services Corporation’s named executive officers (Say-on-Pay). For Against Abstain 3. Ratification of the appointment of KPMG LLP as Stewart Information Services Corporation’s independent auditors for 2024. For Against Abstain 4. Approval of the First Amendment to the Stewart Information Services Corporation 2020 Incentive Plan. For Against Abstain Any other business that properly comes before the meeting. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 03YFGC 1 P C F

2024 Annual Meeting of Stewart Information Services Corporation Stockholders Wednesday, May 8, 2024, 8:30 a.m. CT The 2024 Annual Stockholders Meeting will be completely virtual. You may access the meeting online, vote your shares electronically and submit your questions during the meeting by visiting meetnow.global/MHW52ST. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: http://www.envisionreports.com/STC and at meetnow.global/MHW52ST. T IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. T Proxy — Stewart Information Services Corporation Notice of 2024 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 8, 2024 Elizabeth Giddens, David Hisey, and Julie Warnock, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Stewart Information Services Corporation to be held on May 8, 2024, or at any postponement or adjournment thereof. Unless otherwise marked, this proxy will be voted FOR the election of the nominees named in Proposal 1, FOR the approval of the compensation of Stewart Information Services Corporation’s named executive officers, FOR the ratification of KPMG LLP as the Company’s independent auditors for 2024 and FOR the approval of the First Amendment to the Stewart Information Services Corporation 2020 Incentive Plan and in accordance with the discretion of the persons designated above, with respect to any other business that may properly come before the annual meeting. Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. C